As filed with the U.S. Securities and Exchange Commission on April 17, 2026.

Registration No. 333-275154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Post-Effective Amendment Number 2 to

Registration Statement Number 333-275154

UNDER
THE SECURITIES ACT OF 1933

Amendment #1

FIGURE CERTIFICATE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6726

(Primary Standard Industrial Classification Code Number)

92-3576834

(I.R.S. Employer Identification Number)

(Primary Code Number)

650 California Street, Suite 200

San Francisco, CA 94108

(628) 236-5820

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Michael Tannenbaum

Chief Executive Officer

Figure Certificate Company

650 California Street, Suite 200

San Francisco, CA 94108

(628) 236-5820

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan I. Gault-Brown

Allen Overy Shearman Sterling US LLP

1101 New York Ave NW

Washington, DC 20005

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED AS OF April 17, 2026

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Figure Transferable Certificates	$0.01 per certificate
Figure Installment Certificates	$0.01 per certificate

There is no minimum initial purchase amount for the Figure Transferable Certificates. The minimum initial purchase of the Figure Installment Certificates will be $1000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Post-Effective Amendment No. 2 to its Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Post-Effective Amendment No. 2 to its Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On October 24, 2023, the Registrant filed a Registration Statement on Form S-1 (Registration No. 333-275154) and pre-effective amendments thereto, culminating with Amendment No. 6 filed on February 18, 2025, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 18, 2025 (the “Registration Statement”). This Post-Effective Amendment No. 2 to Form S-1 is being filed by the Registrant to provide additional information regarding the Registrant’s management and operations, including the information previously disclosed through prospectus supplements filed by the Registrant.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The issuer of the Certificates, Figure Certificate Company, is not a bank, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. The Certificates are not an insurance company product, an equity investment, or an investment in a money market mutual fund.

Figure Certificates (as defined below) are unsecured and solely backed by the assets of Figure Certificate Company. See “Risk Factors” on page 5 for additional information on the risks associated with investing in Figure Certificates.

Figure Certificates will not be listed for trading on any national securities exchange, but Figure Transferable Certificates may be available for trading on a registered alternative trading system (“ATS”). Other than Figure Transferable Certificates that trade on an ATS, Figure Certificate Company does not expect a public trading market for Figure Certificates to develop. Accordingly, a non-ATS public market for Figure Installment Certificates may never be available to investors, and a non-ATS public market for Figure Transferable Certificates may never be available to investors. If we were to pursue a non-ATS public trading market for the Figure Transferable Certificates under the federal securities laws, its availability would be subject to then-existing regulations and regulatory interpretations. The Figure Transferable Certificates are available for peer-to-peer transactions, and through transactions on the ATS, on approved blockchains. There may be a limited number of counterparties for ATS or peer-to-peer transactions. Additionally, peer-to-peer transactions on the blockchain do not constitute a public trading market. See “Risk Factors—Certificate Liquidity Risk” in the Prospectus.

Issuer: Figure Certificate Company, 650 California Street, Suite 200, San Francisco, CA 94108.

Telephone number of principal executive office: 628-236-5820.

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Certificate. It contains facts that can help you decide if the Certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Certificate from those described in the prospectus, or to bind Figure Certificate Company by any statement not in it.

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SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED AS OF April 17, 2026

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Summary

This summary only highlights the more detailed information appearing elsewhere in this Prospectus. You should read this entire Prospectus carefully, including the information under the section of this Prospectus entitled “Risk Factors” before investing.

Figure Certificate Company

Figure Certificate Company (“FCC”) is a face-amount certificate company registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“Investment Company Act”). FCC issues face amount certificates in the form of digital asset securities, including Figure Transferable Certificates. FCC also expects to issue Figure Installment Certificates (together, the “Figure Certificates” or “Certificates”) in the future. Figure Certificates are interest-bearing debt securities. When you buy a Certificate, you are buying an obligation of FCC, which are unsecured and solely backed by its assets, to pay you the amount of your principal investment (known as the “face-amount”), plus accrued interest (minus any applicable expenses or fees) when you transfer (if applicable) or surrender your Certificate or when your Certificate matures.

The Certificates carry no voting rights and are not entitled to participate in any dividends that may be declared by FCC’s Board of Directors. The Certificates are not secured by any particular asset of FCC; however, as required by the Investment Company Act, FCC maintains capital and reserves with one or more custodians to support its obligations under the Certificates. See “Reserves.”

Overview Of Figure Certificates

Figure Transferable Certificates

●   Issued as digital asset securities that can be transferred through peer-to-peer transactions (as described below) and through transactions on a registered alternative trading system (“ATS”).

●   Issued, surrendered, and/or transferred using blockchain technology. See “The Certificates are Digital Asset Securities” and “Digital Asset Risks” sections for more information.

●   Issued daily at a price of $0.01/certificate.

●   Interest rate applicable to all Certificates is the overnight Secured Overnight Financing Rate (“SOFR”) less 35 basis points, with a minimum rate of 0.00%.

●   Simple interest accrues daily and is credited daily to the Certificate holder of record (determined on each day’s record time) starting no later than 2 business days after the purchase of the Certificate.

●   Accrued interest is paid monthly in U.S. dollars that will automatically be reinvested in additional Certificates, unless an investor opts out of the automatic reinvestment. Interest payments are rounded down to the nearest penny.

●   May be surrendered at any time at face amount ($0.01/certificate), plus accrued interest (minus any applicable expenses or fees).

●   No surrender charges.

●   Matures 20 years from the issue date of a Certificate at the face amount ($0.01/certificate), plus accrued interest (minus any applicable expenses or fees).

Figure Installment Certificates

●   Issued as digital asset securities.

●   Issued and/or surrendered using blockchain technology. See “The Certificates are Digital Asset Securities” and “Digital Asset Risks” sections for more information.

●   Issued periodically at a minimum price of $1000/certificate and a maximum price of $1 million/certificate.

●   Additional installments equal to 25% of the initial payment.

●   Interest rate applicable to all certificates is the overnight SOFR rate with a minimum rate of 0.00%.

●   Simple interest accrues daily and is credited daily to the Certificate holder starting no later than 2 business days after the purchase of the Certificate.

●   Accrued interest is paid monthly in the form of U.S. dollars, unless an investor chooses to automatically add interest payments to their certificate’s principal amount.

●   Interest payments are rounded down to the nearest penny.

●   May be surrendered at any time at the face amount (the aggregate of the initial price and all installment payments/certificate, plus any interest added to principal/certificate, minus any withdrawals), plus accrued interest (minus any applicable expenses or fees).

●   No surrender charges.

●   Matures 20 years from the issue date of a certificate at the face amount (the aggregate of the initial price and all installment payments/certificate, plus any interest added to principal/certificate, minus any withdrawals), plus accrued interest (minus any applicable expenses or fees).

SOFR is a measure of the cost of borrowing cash overnight, collateralized by the U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. SOFR is determined on a daily basis and may fluctuate. The daily SOFR, as well as the one-month, three-month, and six-month averages, can be found on FCC’s website at https://www.ylds.com/.

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Overview Of Digital Asset Securities And The Use Of FCC’s Blockchain-Integrated System

The Certificates offered by FCC are issued as digital asset securities using open source, public, blockchain-based distributed ledgers that are secured using cryptography (each referred to as a “blockchain”). Each blockchain records issuances and transactions between two parties in a verifiable and permanent way, referred to as “immutability.” FCC’s transfer agent maintains the official record of Certificate ownership via a proprietary blockchain-integrated system that utilizes features of traditional book-entry form and one or more public blockchain networks. Because the transfer agent maintains the official record of Certificate ownership through a combination of on-chain and off-chain information, the Certificates are characterized herein as “digital asset securities.” For more information, see “Digital Asset Risks.”

FCC’s blockchain-integrated recordkeeping system is a permissioned system created by FCC’s transfer agent on a public blockchain network alongside various administrative control functions. For example, if FCC or its transfer agent become aware of an error or unauthorized transfer, the transfer agent retains the ability to correct the Certificate ownership records on the blockchain network. A person or entity associated with a blockchain wallet to which Certificates may be erroneously transferred or transferred through an unauthorized transaction would have no legal claim to the Certificates and would not accrue or receive any interest payments.

FCC currently uses the Provenance Blockchain as the primary public blockchain and purchasers of Certificates may initially hold their wallets on the Provenance Blockchain. However, FCC may also use the Solana, Stellar, Avalanche, Sui and other approved blockchains. The transfer agent’s blockchain network suitability framework is described in greater detail in the section “Suitability for Blockchain Networks” and includes certain key standards such as redundancy qualities, continuous uptime, block time, and transaction fees. Potential and existing Certificate holders must contact FCC’s transfer agent to determine the ability to hold Certificates on a blockchain other than an approved blockchain and the availability of the other blockchain. Approval to hold a Certificate on a blockchain other than an approved blockchain is subject to the sole discretion of FCC and its transfer agent. For more information regarding suitability criteria for the available blockchain networks, see “Blockchain Network Suitability Framework.”

Public blockchain networks require the payment of certain transaction fees to validate a transaction on the applicable network. These fees, which will vary from network to network, are typically paid in the native digital asset for the operation of the blockchain network. See “Native Digital Assets of Blockchain Networks.” Such transaction fees are intended to protect the blockchain networks from frivolous or malicious computational tasks. Transaction fees will be the responsibility of FCC or its affiliates, and Certificate holders will not be required to purchase any native digital asset to transact on the applicable network; provided, however, that any transfer to or from a non-approved wallet will be invalid and the transaction fees will be the responsibility of the parties to the invalid transfer. See “Blockchain Network Transaction Fees.”

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Key Service Providers

In connection with FCC’s business of issuing and distributing certificates and managing the assets that back the certificates, the Company will utilize a number of service providers. FCC has entered into agreements with several entities, certain of which are affiliated with FCC, to provide asset management and administrative services, distribution, transfer agent services, and custody as noted below.

Investment Adviser

Figure Investment Advisors, LLC (the “Adviser”) serves as investment adviser to FCC pursuant to an advisory agreement.

Administrator

Figure Equity Solutions, Inc. is the administrator pursuant to an agreement with FCC.

Custodian

UMB Bank N.A. and Flagstar Bank, N.A., each a Member FDIC, are the custodians of FCC’s assets pursuant to custody agreements.

Transfer Agent

Figure Equity Solutions, Inc. is FCC’s transfer agent pursuant to a transfer agency agreement.

AML/KYC Service Provider

Figure Payments Corporation is FCC’s AML/KYC service provider pursuant to an agreement with FCC.

Gas Fee Service Provider

Provenance Blockchain Foundation is FCC’s gas fee service provider pursuant to a gas fee service agreement. As the gas fee service provider, Provenance Blockchain Foundation pays, on behalf of FCC, all gas fees for investor Certificate transactions on approved blockchains. FCC will make payments in U.S. dollars to Provenance Blockchain Foundation for gas fees incurred for investor transactions upon receipt of invoices from Provenance Blockchain Foundation. FCC will not pay Provenance Blockchain Foundation from assets held as reserves. See “Reserves.” FCC’s payment in U.S. dollars to the Provenance Blockchain Foundation will be calculated based on the market value of the native digital asset for each approved blockchain (for example, Hash, in the case of the Provenance Blockchain), the value of which usually fluctuates, at the time gas fees are incurred in connection with Certificate transactions. Provenance Blockchain Foundation will use Hash to pay for Certificate transaction gas fees on the Provenance Blockchain and similarly will use the relevant native digital asset to pay for Certificate transaction gas fees on other approved blockchains and will be subsequently reimbursed by FCC for such fees.

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Risk Factors

An investment in Figure Certificates is subject to risks. You could lose money by investing in the Figure Certificates. By itself, an investment in Figure Certificates does not constitute a complete investment program. Before investing in Figure Certificates, you should consider carefully the following risks.

Face-Amount Certificate Company Structure Risks

Certificates Are Unsecured and Backed Only By FCC Assets. The Certificates are unsecured and backed solely by the assets of FCC. Although FCC is required under the Investment Company Act to maintain a minimum level of capital and reserves, and although the assets that FCC may hold as capital and reserves are only those in which a District of Columbia life insurance company is authorized to invest, in the event that there are losses on FCC’s assets, including assets that comprise FCC’s capital and reserves, FCC may not have sufficient resources to meet its obligations, including making interest and/or principal payments on your Certificates.

Competition. We are aware of only one other face-amount certificate company in existence today. That company dominates the face-amount certificate industry. In addition, there exist a number of financial products, such as CDs and insurance products, that offer investors a fixed rate of return. Additionally, there is a registered closed-end fund operating as an interval fund that issues digital representations of its securities on the Ethereum blockchain that intends to offer a relatively stable net asset value due to the fund’s investment in U.S. treasury securities. In addition, multiple money market mutual funds, including at least one that issues digital asset securities on a blockchain, offer shares that are designed to maintain a stable value. Our principal means of competing is by offering debt securities (the Certificates), rather than equity securities, offering interest that accrues daily on the Certificates, and combining the use of debt with the use of blockchain technology for peer-to-peer and ATS transfers of the Figure Transferable Certificates on approved blockchains.

Certificates are not in bearer form. The Certificates are not in bearer form and can only be transferred if transferred on the books and record of FCC’s Transfer Agent, as opposed to so-called bearer stablecoins. This allows FCC and the Transfer Agent to control the issuance and transfer of Certificates, including through AML/KYC requirements (see “Anti-Money Laundering/Know Your Customer”). Because FCC and/or the Transfer Agent maintain administrative control over the on-chain record regardless of whether transactions involve FCC, the non-bearer Certificates are less likely to be used for illicit purposes and are less likely to be lost to any erroneous transfers (see “Peer-to-Peer and ATS Transactions”). Unlike digital assets in bearer form, such as many existing so-called stablecoins, the Certificates will not allow investors to remain anonymous and will require the Certificate holders that transact directly with FCC or that transact in peer-to-peer transactions to have an approved FCC account.

Digital Asset Risks

Untested Use of Blockchain Technology. Pseudonymized public data related to ownership of Certificates and transaction history involving the Certificates is viewable on approved blockchains. Ownership of a wallet and the transfer of Certificates held in a wallet is validated through the use of cryptography, in other words, by computers using algorithms to solve complex mathematical equations that prove a Certificate holder controls a wallet containing Certificates and wants a transaction to be sent. Authentication ensures that only the owner of the Certificates can transfer the Certificates in an account. Use of this blockchain technology in the face-amount certificate company market is untested and there may be a limited number of Certificate investors which may affect the viability of FCC and have an adverse effect on Certificate holders.

Management Risk. FCC issues the Certificates as digital asset securities, using blockchain technology. Members of the management of FCC have experience in digital assets and blockchain since as early as 2018. Several members of management have experience working at companies in the digital asset and blockchain sectors and have previously made investments in other digital assets. However, FCC is one of the first registered investment companies and the first face-amount certificate company to offer digital asset securities. Accordingly, FCC’s management and its affiliates, including the Transfer Agent, have limited experience using blockchain technology to operate and maintain records in the securities issued by a registered face-amount certificate company that issues digital asset representations of its securities.

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Regulatory Risk. A copy of FCC’s transaction records showing pseudonymized record ownership of Certificates is maintained using approved blockchains. The entities that support the ability of Figure Transferable Certificate holders to engage in peer-to-peer and ATS transfers, including the Transfer Agent, the Provenance Blockchain Foundation, and the approved blockchains, are not licensed under the virtual currency or money transmission regulations of any state in the United States or registered with the Financial Crimes Enforcement Network (“FinCEN”). If any regulatory authority were to assert that additional licensing or registration was required for any such party, it could affect their or FCC’s operations or viability, and could adversely affect the ability of Figure Transferable Certificate holders to engage in peer-to-peer and ATS transfers of the Figure Transferable Certificates. This in turn could have a material adverse effect on the liquidity of Figure Transferable Certificates and their holders’ ability to transfer Figure Transferable Certificates.

Certificate Liquidity Risk. Figure Certificates are issued as digital asset securities, meaning that they will be uncertificated securities that are issued using blockchain technology and, for Figure Transferable Certificates, are transferable in peer-to-peer and ATS transactions using blockchain technology (see “The Certificates are Digital Asset Securities” and “Purchasing Certificates”). None of the Certificates are listed for trading on any national securities exchange, but the Figure Transferable Certificates are available for peer-to-peer and ATS transactions. Although the Figure Transferable Certificates may be transferred using blockchain technology, the availability of counterparties to such transactions is limited to other Certificate holders or other eligible purchasers who have submitted to FCC’s AML/KYC procedures (see “Anti-Money Laundering/Know Your Customer”) and have established an approved FCC account with FCC. Peer-to-peer and ATS transactions occurring on-chain are at the face amount of a Figure Transferable Certificate; however, any such transactions that occur off-chain are not required to occur at the face amount of a Figure Transferable Certificate. Any such transactions may occur at the price agreed upon by the parties to the transaction, which may be the face amount, more than the face amount, or less than face amount. There may be relatively few investors to whom Figure Transferable Certificates can be transferred in a peer-to-peer or ATS transaction, and thus there may be limited to no liquidity in Figure Transferable Certificates. Further, parties seeking a peer-to-peer transaction must become aware of counterparties on their own, because FCC is not involved in helping parties find counterparties. As a result, although Figure Transferable Certificates may be surrendered to FCC, Certificate holders may not be able to sell their Certificates to other parties on a timely basis or at all. Although Figure Transferable Certificates may become available on an ATS, there is presently no public market for the Certificates and no current intent to develop a non-ATS public market. Such a market may never be available to investors and, if FCC were to decide to pursue one, its availability would be subject to then-existing regulations and regulatory interpretations. Accordingly, this may further limit the number of eligible investors available to participate in secondary transactions, and Figure Transferable Certificates may therefore be less liquid when it comes to secondary transactions than many other securities. There are risks associated with investments in securities that are less liquid, including the inability to sell your Certificates in the amount desired, or on a timely basis, or at all in secondary transactions.

Emerging Technology Risk. The Figure Installment Certificates are issued using blockchain technology, and Figure Transferable Certificates are issued and transferable using blockchain technology. The use of such technology is subject to all the usual risks associated with the fact that the technology is relatively new in the securities markets as well as risks specifically related to the use of blockchain technology, including:

●	a rapidly-evolving regulatory landscape, which might include security, privacy, or other regulatory concerns that could require changes to digital systems that disrupt transactions in Certificates (challenges may also arise from the laws and regulations of foreign jurisdictions being in conflict with those of the United States);

●	the possibility of undiscovered technical flaws in an underlying technology, including in the process by which transactions are recorded to approved blockchains or by which the validity of a copy of such blockchain can be authenticated, which could also lead to transaction processing delays as a result of operational issues, including if validator performance is impaired or there is congestion;

●	the possibility that security measures that authenticate prior transactions could be compromised, or “hacked,” which could allow an attacker to alter the blockchain and thereby disrupt the ability to corroborate definitive transactions recorded on the blockchain;

●	the possibility that new technologies or services inhibit access to approved blockchains;

●	the possibility that changes to policies of approved blockchains limit the ability to engage in Figure Certificate transactions;

●	the possibility of breakdowns and transaction halts as a result of undiscovered technology flaws that could prevent transactions for a period of time;

●	the possibility that a digital “wallet” application or interface is hacked by a third party, resulting in a loss of the holder’s Certificates;

●	the possibility of a “fork” (i.e., “split”) in the network, as the approved blockchains are public, open- source distributed networks, and any user can modify their software and propose adoption of the modified version of the software to a network resulting in one version running the pre-modified software and the other running the modified software. The effect of a fork is the existence of two (or more) versions of a blockchain network running in parallel, but with each version’s native asset lacking interchangeability. In the event of a blockchain fork, users could experience temporary unavailability of the service delaying the ability to initiate transactions in the Certificates. In addition, the original blockchain and the forked blockchain could potentially compete for users and other participants, leading to a loss of users and participants for the original blockchain; and

●	the possibility that an investor’s private key is lost or stolen, and FCC is unable to verify the loss or theft could result in irreversible client losses. Please see “The Certificates are Digital Asset Securities” for procedures if a private key is lost or stolen.

Operational and Technology Risk. The blockchain record, which can be used to validate transactions in Certificates, is viewable by the public on approved blockchains, which are public, open-source distributed ledgers. The complete history of transactions occurring on approved blockchains from the initial issuance of Certificates is viewable on the approved blockchains. As a result, robust and transparent transaction data, but not Certificate holder identity, is publicly available via the published blockchains. The public-key-derived wallet address (and not a Certificate holder’s personal identifying information) is exposed to the public on the blockchains. The personal identity information necessary to associate a public key representing specific Certificates with the owner of those Certificates is maintained by FCC or the Transfer Agent and is not available to the public. If there are security breaches with respect to FCC’s or the Transfer Agent’s data resulting in theft of the information necessary to link personal identity with the public keys, the stolen information could be used to determine the affected Certificate holder’s complete transaction history in Certificates. Moreover, concerns over these privacy issues may limit adoption of blockchain technology by a range of potential investors.

Certificates are represented by records written on the blockchains and secured by cryptography. A private key is necessary to affect transactions in Certificates and, as such, is meant to be kept private by or on behalf of a Certificate holder. The general public, however, is not yet accustomed to using secure cryptographic methods and managing private keys.

If, for any reason, the blockchain technology used to authenticate transactions in Certificates were to become unavailable and suitable alternative technology were not available to be implemented, investors in Certificates would not have a means of proving the validity of the publicly-available record of the blockchains. As a result, the accuracy of publicly-available transaction information could be called into question and investors could elect to no longer transact in Certificates. As there will not be an option to purchase Certificates in a non-digital format, in the event that investors are no longer able to transact in Certificates, the Certificates would become illiquid and could remain illiquid for an indeterminable amount of time.

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FCC, its service providers, and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats or risks that could adversely affect FCC and its Certificate holders, despite the efforts of FCC and its service providers to adopt technologies, processes, and practices intended to mitigate these risks. For example, a cyberattack may occur where unauthorized third parties attempt to improperly access, modify, disrupt the operations of, or prevent access to these systems of FCC, FCC’s service providers, or other market participants or data within them. Power or communications outages, acts of god, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data. Market events also may trigger a volume of transactions that overloads current information technology and communication systems and processes, impacting the ability to conduct FCC operations.

Cyberattacks, disruptions, or failures that affect FCC’s service providers may result in FCC and/or the Transfer Agent losing the ability to control the compliance and transfer restrictions related to the Certificates, which could increase the possibility of loss or theft of investors’ Certificates and adversely affect FCC and its Certificate holders, including by causing losses for FCC or impairing FCC or Transfer Agent operations. For example, FCC’s or its service providers’ assets or sensitive or confidential information may be misappropriated, data may be corrupted, and operations may be disrupted (e.g., cyberattacks or operational failures may cause the release of private Certificate holder information or confidential FCC information, interfere with the processing of Certificate holder transactions, and impede transactions). In addition, cyberattacks, disruptions, or failures may cause reputational damage and subject FCC or its service providers to regulatory fines, litigation costs, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. A bad actor could also seek to take control of a blockchain by acquiring and staking a majority of the native digital asset.

While FCC and its service providers may establish business continuity and other plans and processes to address the possibility of cyberattacks, disruptions, or failures, there are inherent limitations in such plans and systems, including that they do not apply to third parties, such as other market participants, as well as the possibility that certain risks have not been identified or that unknown threats may emerge in the future.

Similar types of operational and technology risks are also present for issuers of FCC’s investments, which could have material adverse consequences for such issuers, and may cause FCC’s investments to lose value. In addition, cyberattacks involving an FCC counterparty could affect such counterparty’s ability to meet its obligations to FCC, which may result in losses to the FCC and its Certificate holders. Furthermore, as a result of cyberattacks, disruptions, or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in FCCs being, among other things, unable to buy or sell certain securities or financial instruments or unable to accurately price its investments. With the exception of its affiliates, FCC cannot directly control any cybersecurity plans and systems put in place by its service providers, FCC counterparties, issuers in which FCC invests, or securities markets and exchanges.

The Fees and Risks Related to Use of the Approved Blockchains. As noted above, generally a user who initiates a transaction on a blockchain network must pay “gas fees” (i.e., transaction fees) in the form of each approved blockchain network’s native digital asset (for example, Hash, in the case of the Provenance Blockchain network) in order to validate a transaction. The amount of a native digital asset required to pay the gas fees will usually vary from transaction to transaction dependent upon, among other things, the complexity or size of a particular transaction, congestion on the relevant blockchain network, and the amount of a native digital asset a user has indicated they are willing to pay to complete a particular transaction. Congestion on an approved blockchain network may be due to increased transactions involving blockchain technology that are unrelated to Certificates, and FCC cannot control such congestion. The time for a transaction to complete depends on how congested the relevant blockchain network is. As an example, on an average day, it can take between less than 1 second to 7 seconds to process a transaction with standard fees on the Provenance Blockchain.

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There is typically no limit on the gas fees a transaction may need to complete in a timely manner. Rather, a user is able to set a maximum gas fees ceiling they are willing to pay to complete a transaction. In general, when a user desires to engage in a transaction, the user that originates the transaction is required to pay the gas fees. However, investors that purchase, surrender, and/or engage in peer-to-peer or ATS transactions involving Certificates will not pay for gas fees; provided, however, that any transfer to or from a non-approved wallet will be invalid and any gas fees will be the responsibility of the user that originates the invalid transaction. All such charges will be paid by FCC using the gas fee services of the Provenance Blockchain Foundation. Pursuant to the gas fee services agreement, FCC, which does not hold any digital assets, including native digital assets, will make payments in U.S. dollars to Provenance Blockchain Foundation for gas fees incurred for investor transactions upon receipt of invoices from Provenance Blockchain Foundation. FCC will not pay Provenance Blockchain Foundation from assets held as reserves. See “Reserves.” FCC’s payment in U.S. dollars to the Provenance Blockchain Foundation is calculated based on the market value of native digital assets, the value of which fluctuates, at the time gas fees are incurred in connection with Certificate transactions. Provenance Blockchain Foundation will use native digital assets to pay for Certificate transaction gas fees on approved blockchains and will be subsequently reimbursed by FCC for such fees.

The pseudonymized record of ownership of each digital wallet is available to the general public and it may be possible for members of the public to determine the identity of the record holders of wallets. The record of ownership and transfers as shown on approved blockchains is a non-controlling “courtesy copy” of the records maintained by the Transfer Agent. The publicly available information will include the digital wallet address of each holder of record transacting in Certificates and the entire history of each digital wallet, but does not include any personal identifiable information. It may be possible for members of the public to determine the identity of the record holders of certain wallets based on the publicly available information in the blockchain copy, as well as other publicly available information, including, but not limited to, any ownership reports required to be filed with the SEC regarding the Certificates.

The Transfer Agent’s records constitute the official Certificate holder records of FCC and govern the record ownership of Certificates in all circumstances.

Risks Related to the Use of the Provenance Blockchain. Although personnel at FCC’s former parent, Figure Technologies, Inc. (“FTI”) were involved in the initial development of the Provenance Blockchain network, none of FCC’s affiliates nor FCC control the Provenance Blockchain network, and there is no guarantee that the Provenance Blockchain network will continue to operate under its current terms in the future. If the Provenance Blockchain network moves to a different mechanism for validating transactions in the future, it could negatively impact the amount or character of the fees due on transactions in Certificates on the Provenance Blockchain. Decisions regarding the operation of the Provenance Blockchain, including software changes/upgrades, are intended to be made by network participants, such that all participants that have “staked” Hash can participate in these decisions by voting. The Provenance Blockchain Foundation, a non-stock corporation, was established to operate on an independent basis. The Provenance Blockchain Foundation participates in the development and maintenance of the Provenance Blockchain and coordinates communication with the community of Hash holders about any new governance proposals.

Neither FCC, nor any of its affiliates run or expect to run a validator on the Provenance Blockchain. Neither FCC, nor any of its affiliates hold any Hash, and do not participate or expect to participate in the governance of the Provenance Blockchain by staking Hash and/or voting on governance proposals. Provenance Blockchain Foundation runs validators on the Provenance Blockchain and participates in governance by submitting and voting on governance proposals. Neither FCC nor any of its affiliates, received, or expect to receive, compensation or financial assistance for issuing the face-amount certificates on the Provenance Blockchain, including through Provenance Blockchain Foundation’s Hash grant program. Neither FCC nor the Transfer Agent plays a role in sourcing counterparties for peer-to-peer or ATS transfers between approved accounts on the Provenance Blockchain. For more information, see “Certificate Liquidity Risk.”

Risk of Using Native Digital Assets. The classification of certain native digital assets (such as Hash) as securities under U.S. federal securities laws (including a determination that certain native digital assets are offered and sold as part of or subject to an investment contract) would have wide-ranging implications for the regulatory obligations that flow from the offer, sale, and trading of native digital assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration, and persons that effect transactions in and/or provide a trading venue for digital assets that are securities in the United States may be subject to registration with the SEC as a “broker,” “dealer,” or “exchange.” Given these requirements, if a native digital asset was deemed a security, all transactions in that native digital asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Moreover, the blockchain and other networks on which such native digital asset is utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the use of that native digital asset impracticable for its existing purposes. Further, a determination that a native digital asset is a security could draw negative publicity and a decline in its use. Such a determination also may make it difficult for such native digital asset to be traded and custodied as is currently the case. Further, such a determination may make it difficult to acquire the native digital asset for the purpose of paying gas fees associated with transactions on the relevant blockchain, including transactions in Certificates. Among other things, this could make it difficult if not impossible to transact in Certificates on certain blockchains.

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Additionally, if a majority of a staked digital asset, such as Hash, that uses a blockchain that has a proof-of-stake consensus mechanism, such as the Provenance Blockchain, is controlled by a bad actor, whether singularly or as a group (often referred to as a “51% attack”), the bad actor may be able to alter the blockchain on which transactions rely. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from being completed in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions.

FCC is also subject to the risk that economic, political, regulatory or other conditions may have a negative effect on value of certain native digital assets.

Risk of FCC’s Native Digital Asset Arrangement with the Provenance Blockchain Foundation. Due to FCC’s arrangement to reimburse the Provenance Blockchain Foundation for all gas fees related to transactions in Figure Certificates, and because there are no limits on the amount or kind of transactions subject to this arrangement, FCC will have to carefully manage its obligations to reimburse gas fees paid by the Provenance Blockchain Foundation with its obligations to make payments to Certificate holders when due. To ensure that FCC has, at all times, sufficient assets to meet both of these obligations, FCC has entered into an agreement with its indirect parent, Figure Markets Holdings, Inc. (“FMHI”), whereby FMHI will provide FCC with U.S. dollars to reimburse the Provenance Blockchain Foundation for gas fees upon FCC’s request.

Risk of Using Figure Transferable Certificates as a Settlement Mechanism. Figure Transferable Certificates can presently be used as a settlement mechanism in the following applications, among others: loan and other non-security asset transfers (including transfers of non-security digital assets on digital asset trading platforms), securitization and other waterfall distributions; and limit order books on registered and certain unregistered trading platforms. Specifically, Certificate holders may use the Figure Transferable Certificates to settle securities transactions on registered ATSs, including Figure Securities, Inc.’s ATS, and on non-ATS trading platforms, including FMHI’s digital asset trading platform, both of which operate on the Provenance Blockchain. Existing and future regulations may have adverse effects on the use of Figure Transferable Certificates as a settlement mechanism. For example, it is possible that the SEC may determine that using Figure Transferable Certificates as a settlement mechanism on non-ATS trading platforms may cause such platforms and/or their operators to be out of compliance with the federal securities laws, such as by operating as unregistered broker-dealers, unregistered exchanges, and/or unregistered ATSs. Such a determination could prevent the use of Figure Transferable Certificates on such platforms and could result in unfavorable regulatory actions (including, for example, injunctions and fines) against FCC and/or its affiliates. These consequences could limit the venues in which Figure Transferable Certificates could be used as a settlement mechanism and could impact the viability of FCC and/or the Figure Transferable Certificates. In addition, it is possible that the SEC may determine that certain limit order books are operating as unregistered exchanges, which may prevent their future use.

Risk Related to the Use of Smart Contracts. Figure Transferable Certificates may be transferred to and used in smart contracts running on approved blockchains. The use of smart contracts entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise Certificates. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract. Smart contracts that may be used with the Figure Transferable Certificates could contain bugs or other vulnerabilities that could lead to the loss of Certificates held in a wallet. FCC has developed and adopted procedures to mitigate such risks, but such procedures may not prevent all losses that may be associated with such risks.

Delays in Transaction Processing. Delays in transaction processing can occur on a blockchain network that is used by FCC and its Transfer Agent. Such delays could occur on account of, among other things, the inability of nodes to reach consensus on transactions. During a network delay, it will not be possible to record transactions in the shares on the blockchain. Should such a delay occur for an extended period of time, FCC could choose to effect transactions on a different blockchain network approved for use by FCC until such time as the blockchain network has resumed normal operation. FCC may choose to re-evaluate the suitability of a particular blockchain network for FCC’s shares in the event of future or recurring delays.

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Structural Risks

New Offering with No Operating History. FCC is a face-amount certificate company with limited history of operations. If FCC operates under inopportune market or economic conditions, it may not be able to achieve its objectives.

Conflicts of Interest. Affiliates of FCC support the process of issuing, redeeming, and transferring the Certificates. While there will typically be an alignment of interest among these related entities, there may be instances in which the interests of one or more of those affiliates, as it relates to their role with respect to the Certificates, may diverge. In addition, FCC’s ultimate parent company, Figure Technology Solutions Inc., holds all of the equity interest in FCC through its subsidiary, Figure Technologies, LLC. While typically the interests of the equity holder and the Certificate holders will align, there may be instances in which the interests of the equity holder and the Certificate holders diverge.

Investment-Related Risks

Overall portfolio risk. We expect to meet our obligations under the Certificates through earnings on our portfolio investments. Because our obligations under the Certificates are unsecured and backed only by our assets, you bear a number of portfolio investment risks, including interest rate risk, credit risk, market risk, liquidity risk, and valuation risk, each of which is listed below. We seek to minimize these risks by following the substantive regulatory requirements under the Investment Company Act with respect to FCC’s investments, including holding the minimum reserves required by Section 28 of the Investment Company Act. See “Reserves.”

Interest rate risk: Interest rate risk is the risk of losses attributable to changes in interest rates. When interest rates rise, bond prices generally fall. In general, the longer the maturity or duration of a bond, the greater its sensitivity to changes in interest rates. Interest rate changes also may increase prepayments of debt obligations. See “Investment Policies.”

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See “Investment Policies.”

Market risk: The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably.

Liquidity risk: This is the risk that one or more of our investments might not be liquid at the time necessary to meet our payment obligations.

Valuation risk: This is the risk that one or more of our investments might be overvalued. We are required to use amortized cost for the purpose of valuing our investments in connection with calculating our reserves, as required under Section 28 of the Investment Company Act. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount or reducing the carrying value if acquired at a premium, so that the carrying value is equal to the security’s maturity value on the maturity date. The amortized cost of an investment may not be equivalent to the market value of such investment. Therefore, if FCC sells investments, it may receive more or less than amortized cost. This deviation between amortized cost value and market value may result in less accurate financial forecasting by FCC and a possibility that the assets held by FCC may not be sufficient to meet FCC’s obligations at any given time. To address this risk, FCC maintains market valuations of all of its assets, alongside its required amortized cost valuations. For purposes of its financial statements, the Company complies with US generally accepted accounting principles (“GAAP”).

Tax risk: There is currently very limited guidance from the U.S. government on the U.S. federal income tax treatment of digital assets. While there is no direct law on point, we consider the Certificates to be debt instruments for U.S. federal income tax purposes.

There can be no assurance that the Internal Revenue Service (“IRS”) will agree with such treatment and it is possible that the IRS or another tax authority may take a contrary view, which may impact the timing and character of income recognized by you. You are urged to consult your own tax advisor as to the tax consequences of the purchase, ownership, and disposition of the Certificates.

Furthermore, we treat the Certificates as debt issued in “registered” form, and not in “bearer” form because the Transfer Agent maintains the official record of Certificate ownership through off-chain information that is linked to on-chain information, and if a Certificate is transferred to an approved wallet from a non-approved wallet or to a non-approved wallet from an approved wallet, that transfer would be invalid and ownership of the Certificate would revert to the registered owner of the approved wallet that last held the Certificate.

Advisory Fee Rebates

To the extent permitted by applicable law, the Adviser may, in its sole discretion and without the approval of any other Certificate holder rebate a portion of its advisory fee to certain Certificate holders. Such rebates, if offered, will be determined on a case-by-case basis and may vary among Certificate holders. Factors that may influence the decision to offer a rebate include, but are not limited to, the size of a Certificate holder’s investment, the length of their investment, or other strategic considerations deemed relevant by the Adviser. Any such rebate will be clearly communicated to the affected Certificate holder. Any such rebate will not result in an increase or decrease in the advisory fee charged to FCC. Certificate holders should be aware that receiving a rebate may have tax implications, and they are encouraged to consult with their tax advisor regarding their individual circumstances.

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Figure Certificate Company and the Figure Certificates

FCC was organized as a Delaware corporation, on April 13, 2023 and began its business as an issuer of face-amount investment certificates on February 18, 2025. Upon its formation, FCC authorized, issued and now has outstanding 1,000 shares of common stock, par value of $ 0.0001 per share. FTI (now a wholly-owned subsidiary of FMHI) purchased all of FCC’s outstanding shares in exchange for $250,000, the amount of FCC’s capital requirement.

Ownership of FCC’s Voting Securities

The following table sets forth information regarding the beneficial ownership of FCC’s voting securities as of the effective date of this registration statement:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common stock	Figure Technologies, LLC	1,000 shares	100%

FCC is the issuer of Figure Certificates, including Figure Transferable Certificates and expects to issue Figure Installment Certificates in the future. FCC is a face-amount certificate company, registered as such with the SEC under the Investment Company Act.

Figure Certificates

Figure Certificates are interest-bearing debt securities. When you buy a Certificate, you are buying an obligation of FCC, which are unsecured and solely backed by its assets, to pay you the amount of your principal investment (known as the “face-amount”), plus accrued interest (minus applicable expenses and fees), when you transfer (if applicable) or surrender your Certificate or when your Certificate matures.

The Certificates carry no voting rights and are not entitled to participate in any dividends that may be declared by FCC’s Board of Directors. The Certificates are not secured by any particular asset of FCC; however, as required by the Investment Company Act, FCC maintains capital and reserves with one or more custodians to support its obligations under the Certificates. See “Reserves.”

While we may do so in the future, we have not sought any ratings from any national rating agencies for our Certificates.

The Figure Transferable Certificate

FCC is offering Figure Transferable Certificates. Figure Transferable Certificates are issued daily at a face amount of $0.01/Certificate. Figure Transferable Certificates may be surrendered at any time at a price equal to the face amount of each Certificate ($0.01), plus accrued interest (minus applicable expenses and fees), rounded to the nearest penny. There is no minimum initial purchase amount for the Figure Transferable Certificates, and there is no minimum on the amount a Certificate holder may hold. There is no minimum surrender amount; however, investors are charged a fee equal to the amount of the automated clearing house (“ACH”) fees associated with a transaction. This fee will be deducted from the proceeds paid to the investor for surrender.

The interest rate applicable to all Figure Transferable Certificates is equal to the overnight SOFR rate less 35 basis points, with a minimum of 0.00%. The interest rate is applied to the balance of a Certificate holder’s account, which is based on the aggregate value of all Certificates held by that investor. A balance below a certain level might result in no interest being paid on the Certificates due to the rounding convention used, which provides that a payment can be rounded down to zero.

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SOFR is a measure of the cost of borrowing cash overnight, collateralized by the U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. SOFR is determined on a daily basis and may fluctuate.  The daily SOFR, as well as the one-month, three-month, and six-month averages, can be found on FCC’s website at https://www.ylds.com/.

Interest on a Figure Transferable Certificate will accrue daily to that Certificate’s Record Holder starting no later than 2 business days after the purchase of the Certificate. A “Record Holder” is the holder of record of a Figure Transferable Certificate as of 6:59 pm ET (the “Record Time”) on the day in question (the “Record Date,” each of which runs from 7:00 pm ET to 6:59 pm ET). Interest is payable monthly to Record Holders at 5 pm ET (the “Interest Payment Time”) on the first of each month in U.S. dollars that will automatically be reinvested in additional Figure Transferable Certificates (where the additional Certificate(s) equals the applicable interest payment, rounded down to the nearest penny), unless an investor opts out of the automatic reinvestment. Because of the reinvestment in additional Certificates, interest payments are not added to the face amount of any Certificates, but an investor’s overall balance across all Certificates will increase. Because of the manner in which interest is determined and paid, including the rounding convention used, the interest rate received on an annual basis may be less than SOFR less 35 basis points in the case of Figure Transferable Certificates. Figure Transferable Certificates purchased through the automatic reinvestment process will have the same interest rate, maturity date, and other terms as all other Figure Transferable Certificates. Interest accrued on a Certificate that is surrendered prior to the monthly interest payment date is credited to the investor’s account on the next monthly payment date. This final interest payment is paid in U.S. dollars and will not be subject to auto-investment.

By way of example, if a Certificate holder transfers a Figure Transferable Certificate to a transferee before the Record Time on the 8th of the month, the transferee will be the Record Holder on the 8th of the month and will receive an interest payment for the 8th of the month at the Interest Payment Time on the first day of the following month. If instead the Certificate holder transfers a Figure Transferable Certificate to a transferee at or after the Record Time on the 8th of a month and before the Record Time on the 9th of a month, the transferor will be the Record Holder on the 8th of the month and will receive the interest payment for the 8th of the month at the Interest Payment Time on the first day of the following month. Stated differently, transfer of a Figure Transferable Certificate prior to the Record Time on the Record Date will require the Company to record an interest accrual on such date to the transferee. Transfers of a Figure Transferable Certificate at or after the Record Time on the Record Date will require the Company to record an interest accrual on such date to the transferor.

Figure Transferable Certificates are transferable in peer-to-peer and ATS transactions at any time. All such transactions occurring on-chain will be at the face amount of a Figure Transferable Certificate. There may be a limited number of counterparties for peer-to-peer and ATS transactions. Further, parties seeking a peer-to-peer transaction must become aware of counterparties on their own, because FCC will not be involved in helping parties find counterparties. Additionally, peer-to-peer transactions on the blockchain do not constitute a public trading market. See “Certificate Liquidity Risk” for more information. For more information, including the risks of effecting transactions using Provenance Blockchain, see “The Certificates are Digital Asset Securities.”

FCC does not charge holders of Figure Transferable Certificates any fees or expenses in connection with the issuance or surrender of Figure Transferable Certificates. Figure Transferable Certificate holders also will not be required to pay gas fees that are typically assessed in transactions that are written to a blockchain in connection with valid Figure Transferable Certificate transactions; provided, however, that any transfer to or from a non-approved wallet will be invalid and any gas fees will be the responsibility of the user that originates the invalid transaction.

Each Figure Transferable Certificate matures 20 years from the issue date of that Certificate. Upon maturity, FCC will promptly remit all monies due, rounded down to the nearest penny, under the Certificate to the Certificate holder and cancel the Certificate. The time frame for this transaction will be the ACH settlement date (typically 1-3 days after the transaction date) plus one additional day.

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The Figure Installment Certificate

FCC will issue Figure Installment Certificates in the future. Figure Installment Certificates will be issued periodically beginning in the second year of FCC’s operations at a minimum price of $1,000/Certificate and a maximum price of $1 million/Certificate. Figure Installment Certificate holders increase the face amount of a Figure Installment Certificate by making additional required annual installment payments equal to 25% of the initial payment. The face amount of each Figure Installment Certificate is the aggregate of the initial price and all installment payments/Certificate plus any interest added to principal/certificate minus any withdrawals.

The interest rate applicable to all Figure Installment Certificates is equal to the overnight SOFR rate, with a minimum rate of 0.00%. Simple interest accrues daily and is credited daily to the Certificate holder starting no later than 2 business days after the purchase of the Certificate. Accrued interest, rounded down to the nearest penny, is paid monthly in the form of U.S. dollars, unless an investor chooses to automatically add interest payments to their Certificate’s principal amount.

SOFR is a measure of the cost of borrowing cash overnight, collateralized by the U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. SOFR is determined on a daily basis and may fluctuate.  The daily SOFR, as well as the one-month, three-month, and six-month averages, can be found on FCC’s website at https://www.ylds.com.

Figure Installment Certificates may be surrendered at any time at the face amount (the aggregate of the initial price and all installment payments/Certificate plus any interest added to principal/certificate minus any withdrawals), plus accrued interest (minus expenses and fees), rounded down to the nearest penny.

When you request a full or partial withdrawal, FCC will pay the amount you request:

●	first from interest credited to your Certificate

●	then from the principal of your Certificate.

FCC does not charge holders of Figure Installment Certificates any fees or expenses in connection with the issuance or surrender of Figure Installment Certificates. Figure Installment Certificate investors will not be required to pay gas fees, which are typically assessed in transactions that are written to a blockchain, in connection with the issuance or surrender of Figure Installment Certificates.

Each Figure Installment Certificate matures 20 years from the issue date of that Certificate. Upon maturity, FCC will promptly remit all monies due, rounded down to the nearest penny, under the Certificate to the Certificate holder and cancel the Certificate.

Important Information about the Figure Certificates

SEC Regulation of the Certificates

Figure Certificates are securities. Their offer and sale are subject to regulation under federal and state securities laws. Figure Certificates are face-amount certificates. Each Certificate is not a bank product, an equity investment, a form of life insurance or an investment trust. The Investment Company Act requires FCC to maintain investments, including certain investments deemed reserves, on deposit with one or more of FCC’s custodians. FCC’s investments back the value of all of its outstanding Certificates.

Specifically, to ensure that FCC has sufficient assets to cover its obligations, applicable law requires that the amortized cost of FCC’s reserves exceed the required carrying value of the outstanding Certificates by a prescribed amount. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date. The amortized cost of an investment may not be equivalent to the market value of such investment. Therefore, if FCC sells investments it may receive more or less than amortized cost. This deviation between amortized cost value and market value may result in less accurate financial forecasting by FCC and a possibility that the assets held by FCC may not be sufficient to meet FCC’s obligations at any given time. To address this risk, FCC maintains market valuations of all of its assets, alongside its required amortized cost valuations. For additional information about FCC’s reserves and investments, see “Reserves” and “Investment Policies.”

Most banks and thrifts offer investments known as CDs that are similar to Figure Certificates in many ways, although banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. In addition to banks and thrifts, other financial institutions and some insurance companies may offer investments with combinations of safety and return on investment comparable to Figure Certificates. While subject to other forms of regulation, none of these comparable investments are regulated by the SEC under the Investment Company Act. For information about a comparable investment that is regulated by the SEC under the Investment Company Act, see “Figure Certificates Are Not Money Market Fund Shares.”

The Investment Company Act contemplates that there may be conflicts between a face-amount certificate company’s certificate holders and equity owners and provides guardrails to manage such conflicts. In this regard, the rights of the certificate holders of a face-amount certificate company are predominantly contractual, with many mandated by the Investment Company Act. The rights of equity owners are determined by state corporate law as well as the provisions of the Investment Company Act that mandate certain governance requirements. Both sets of investors benefit from the overall statutory scheme of the Investment Company Act, as well as the application of the Investment Advisers Act of 1940 to a face-amount certificate company’s investment adviser. Pursuant to this statutory scheme, FCC’s obligations to its Certificate holders (i.e., the debt holders) have priority over FCC’s obligations to its equity holders. As a result, FCC’s equity holders have claim only to “what is left” after assets have been allocated to satisfy that claims of FCC’s Certificate holders.

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Figure Certificates Are Not Money Market Fund Shares

FCC is not a money market fund and is not subject to the rules that govern the quality, maturity, liquidity and other features of securities eligible for purchase by a money market fund. As a result, an investment in the Figure Certificates may be more susceptible to credit risk, interest rate risk, valuation risk and other risks as compared to an investment in a money market fund. In addition, unlike a money market fund, FCC does not seek to maintain a stable value of $1.00 per share. The following table highlights certain differences between FCC and a money market fund.

FCC	Money Market Fund
Registered as a face-amount certificate company under the Investment Company Act.	Registered as a management investment company under the Investment Company Act.
Issues debt securities (Certificates).	Issues equity securities representing a proportionate share of the fund’s net asset value.
Not subject to the money market fund specific provisions of Investment Company Act Rule 2a- 7.	Subject to Rule 2a-7 governing credit quality, maturity, diversification and liquidity of a money market fund’s holdings.
Face-amount certificate companies do not seek to maintain a $1.00 stable net asset value.	Government and retail money market funds seek to maintain net asset value at a stable $1.00 per share using special pricing and valuation conventions. (Institutional prime money market funds must allow their net asset value to float based on the current market value of the securities in their portfolios.)
Certificates may be surrendered at any time in exchange for the face amount plus accrued interest (but minus any applicable expenses or fees).	Redeemable daily at net asset value.
Matures 20 years from the issue date of a Certificate for the face amount plus accrued interest (but minus any applicable expenses or fees).	Redeemable daily at net asset value.
Subject to statutory capital requirement of $250,000 and statutory daily reserve ratio requirements for outstanding Certificates.	Subject to statutory capital requirement of $100,000, but not subject to any reserve ratio requirements.
Uses the amortized cost method to value securities in connection with calculating reserves.	Only a government or retail money market fund may use the amortized cost method if its board determines, in good faith, that it is in the best interests of the fund and its shareholders and the fund will be able to maintain a stable net asset value per share.
Only invests in investments of a kind that District of Columbia life insurance companies can invest in or hold.	Government money market funds must invest at least 99.5% of their total assets in cash, government securities, and repurchase agreements collateralized by cash or government securities. Retail money market funds generally invest in high-quality U.S. dollar- denominated short-term debt obligations.
May invest in derivatives, but only to the extent that life insurance companies may so invest.	Money market funds may not invest in derivatives other than when-issued securities, delayed delivery transactions and forward commitments provided that the fund intends to physically settle the transaction and the transaction will settle within 35 days of its trade date.

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The Certificates are Digital Asset Securities

The Certificates offered by FCC are issued as digital asset securities using open source, public, blockchain-based distributed ledgers that are secured using cryptography (each referred to as a “blockchain”). Each blockchain records issuances and transactions between two parties in a verifiable and permanent way, referred to as “immutability.” Figure Equity Solutions, Inc. (the “Transfer Agent”) maintains the official record of Certificate ownership via a proprietary blockchain-integrated system that utilizes features of traditional book-entry form and one or more public blockchain networks. Because the Transfer Agent maintains the official record of Certificate ownership through a combination of on-chain and off-chain information, the Certificates are characterized herein as “digital asset securities.” For more information, see “Digital Asset Risks.” Information maintained on-chain includes: (i) the Certificateholder’s wallet address; (ii) the number of Certificates held; (iii) each Certificate’s issue date; and (iv) each Certificate’s cancellation date. Information maintained off-chain includes: (i) the Certificateholder’s name; and (ii) the Certificateholder’s address.

The blockchain(s) used by FCC and its Transfer Agent stores the complete transaction history from the issuance of FCC’s Certificates, and the data on the blockchain(s) is available to the public. As a result, robust and transparent data, other than Certificate holder personal identifying information, will be publicly available through one or more “block explorer” tools capable of displaying activity on the applicable blockchain network(s). Accordingly, the Certificates’ issuance, transfer and surrender data (and not a Certificate holder’s personal identifying information) will be exposed to the public. The personal identifying information necessary to associate a given Certificate with the record owner of that Certificate will be maintained by FCC’s Transfer Agent in a separate, traditional database that is not available to the public.

If Certificates are moved on a blockchain without the transfer being recorded by the Transfer Agent, such as in the case of a data security breach resulting in theft of the information necessary to link personal identity with the Certificate or in other cases of a transfer of the Certificate to a wallet that has not been approved by FCC or the Transfer Agent, the Transfer Agent’s record of Certificate holders will continue to be the ultimate source of truth as to the identity of Certificate holders. The Transfer Agent is responsible for ensuring that each potential transferee of record ownership of the Certificates in a peer-to-peer or ATS transaction has established an FCC account on the books and records of FCC. Since the Transfer Agent is required to authorize all proposed transfers of the Certificates in a peer-to-peer or ATS transaction, if a potential transferee of record ownership is not approved on FCC’s records, the potential transfer of Certificates will be unauthorized and will be reversed by the Transfer Agent.

Blockchain-Integrated System

FCC’s blockchain-integrated recordkeeping system is a permissioned system created by the Transfer Agent on a public blockchain network alongside various administrative control functions. For example, if FCC or the Transfer Agent become aware of an error or unauthorized transfer, the Transfer Agent retains the ability to correct the Certificate ownership records on the blockchain network. While transactions recorded on a blockchain network can never be deleted, the Transfer Agent can effectively correct an unauthorized or erroneous transfer by adding an appropriate instruction to another subsequent block on the applicable blockchain (i.e., the prior activity on the blockchain would not be deleted, although the blockchain would be appended with the correct transactional history). A person or entity (1) who or that is associated with a blockchain wallet to which Certificates may be erroneously transferred or transferred through an unauthorized transaction, or (2) whose name and address was not associated in the Transfer Agent’s off-chain records with the blockchain wallet to which a Certificate has been transferred at the time of such transfer, would have no legal claim to the transferred Certificates.

Certificates are solely issued in a digital format on approved blockchains and may only be transferred on approved blockchains. The benefits of issuing the Certificates as digital asset securities include, but are not limited to: (i) allowing FCC to use blockchain technology to potentially reduce settlement times: (ii) enabling FCC and the Transfer Agent to track transactions on the approved blockchains; (iii) potentially reducing costs for FCC and ultimately for investors, as compared to traditional intermediated transactions; and (iv) allowing Figure Transferable Certificate investors to transfer Figure Transferable Certificates in peer-to-peer and ATS transactions.

Information About The Provenance Blockchain

Most of the initial software development for the Provenance Blockchain was done by FTI, the original parent of FCC. See “FCC’s Control Person and Affiliates” for more information about FTI and other FCC affiliates. The digital asset standard used on the Provenance Blockchain enables FCC to enforce transfer restrictions on the Provenance Blockchain in connection with the Certificates. This enables FCC to control, among other things, the conditions under which Certificates may be transferred and to whom they may be transferred.

Transactions on the Provenance Blockchain are verified and authenticated by validators that validate transactions and add new blocks, each of which contains a set of validated transactions, to the Provenance Blockchain. The Provenance Blockchain operates as a proof-of-stake network, and so validators must stake a sufficient amount of the native digital asset to the Provenance Blockchain, known as “Hash,” to the Provenance Blockchain in order to be able to participate in the transaction validation process. Neither FCC, nor any of its affiliates run or expect to run a validator on the Provenance Blockchain. Neither FCC, nor any of its affiliates hold any Hash, and do not participate or expect to participate in the governance of the Provenance Blockchain by staking Hash and/or voting on governance proposals.

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Information About Proof-of -Stake Blockchain Networks

The frequency of being selected to validate transactions and propose the next block on a proof-of-stake blockchain (such as the Provenance Blockchain) is proportional to the amount of the native digital asset staked by a validator. The process of authenticating a transaction before it is recorded ensures that only valid and authorized transactions are recorded on the proof-of-stake blockchain.

Information About Correcting Erroneous Transactions on a Blockchain Network

After a transaction is recorded, it becomes part of the blockchain and cannot be changed, except that FCC or its Transfer Agent may initiate transactions in Certificates on approved blockchains in order to correct erroneous transactions. Although the blockchain record cannot be changed, the result of FCC’s or the Transfer Agent’s adjustments is that the official record maintained by the Transfer Agent generally will reflect the true owner of a Certificate, even if a bad actor has compromised that owner’s blockchain wallet. The Transfer Agent’s records constitute the official Certificate holder records of FCC and govern the record ownership of Figure Certificates in all circumstances.

Information About Gas Fees

Users of blockchains generally must pay transaction fees (otherwise known as “gas fees”) in the form of the relevant blockchain’s native digital asset for the operation of the blockchain, to the relevant blockchain network as part of the transaction validation process. Gas fees are collected by the nodes that validate the network and are intended to protect the blockchain from frivolous or malicious computational tasks. If an investor purchases Certificates from FCC, submits Certificates to FCC for surrender, or transfers a Certificate in a peer-to-peer or ATS transaction, any transaction fees required by approved blockchain networks will be paid by the Transfer Agent on FCC’s behalf, or directly by FCC through the use of the Provenance Blockchain Foundation acting as gas fee service provider; provided, however, that any transfer to or from a non-approved wallet will be invalid and any gas fees will be the responsibility of the user that originates the invalid transaction.

The range of gas fees payable for any given transaction is determined by the relevant blockchain network. For example, the average gas fees on Provenance Blockchain has been approximately 0.25 Hash per transaction since 2018. Transaction fees may vary from transaction to transaction, dependent upon, among other things, the complexity or size of a transaction, congestion on the blockchain network, and a user’s desired rate of processing the transaction. For example, on the Provenance Blockchain, on an average day, it takes anywhere between less than 1 second and 7 seconds to process a transaction if an investor pays the standard gas fees. FCC will pay all gas fees related to Certificate transactions between approved wallets through the use of the Provenance Blockchain Foundation acting as gas fee service provider. FCC’s payment of gas fees will reduce its available assets and therefore may affect FCC’s ability to meet certain of its obligations under the Certificates.

Information About Approved Wallets

Purchases and transfers of FCC’s Certificates may be made via a Certificate holder’s electronic “wallet.” Wallets are software applications developed by third parties, including FTI, which store a Certificate holder’s public and private keys, which permits a user to sign a transaction. Wallets compatible with Certificates may be available as a web-based application, mobile application, desktop application, web browser plugin, or on a hardware-based device. Wallets that are compatible with approved blockchains and that are approved by FCC may transfer Figure Transferable Certificates to other wallets that are similarly compatible and pre-approved by FCC to hold the Figure Transferable Certificates (“approved wallets” or “FCC accounts”). There may be a limited number of compatible approved wallets at any given time. Transactions in Certificates will be recorded on the relevant blockchain at the time a transaction is validated and FCC will reconcile peer-to-peer and ATS transfers to the off-chain record on at least a daily basis. The Transfer Agent will have real-time access to the approved blockchain ledgers in their entirety for purposes of maintaining the official record of ownership.

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In order to purchase Figure Certificates directly from FCC or to receive transferred Figure Transferable Certificates from another investor, a potential investor must first establish an FCC account with FCC by providing or confirming a wallet address and ensuring that it is approved by FCC (see “Anti-Money Laundering/Know Your Customer”). FCC communicates all approved FCC accounts to the Transfer Agent, which maintains the official record of record holders of Figure Certificates. A person or entity whose name and address was not associated in the Transfer Agent’s off-chain records with the blockchain wallet to which a Certificate has been transferred at the time of such transfer, would have no legal claim to the transferred Certificates. Furthermore, if a Certificate is transferred to an approved wallet from a non-approved wallet, that transfer would be invalid and ownership of the Certificate would revert to the registered owner of the approved wallet that last held the Certificate.

The blockchain record, which can be used to prove the validity of the transactions, is generally available to the public and will store the complete pseudonymized transaction history from the date of issuance of the Certificates. Only a public-key-derived wallet address will be visible on the blockchain. Neither a Certificate holder’s personal identifying information nor the Certificate holder’s “private key” is visible to the public. This information will not be publicly accessible so long as the Certificate holder protects the private key from others. However, the theft or loss of a private key will not necessarily result in unauthorized access to the personal identifying information maintained by the transfer agent in a separate database that is not available to the public.

Public records of all transactions effected in the Figure Certificates will be recorded on the blockchain but no transaction can be effected without access to a private key. A Certificate holder’s wallet has a unique public-key derived wallet address that interfaces with the blockchain, but a private key is necessary to associate the public key, which represents a blockchain wallet that holds a Certificate or Certificates, with the record owner of those Certificates. Individual investors will be required to maintain their own private keys unless investors utilize a hosted wallet solution, where a third-party wallet provider holds the private key on a user’s behalf. Neither FCC nor the Transfer Agent will hold a Certificate holder’s private key. When a person establishes an approved wallet with FCC for purposes of acquiring a Certificate, all approved FCC wallet information will be communicated to the Transfer Agent, which will maintain that person’s personal identifying information that is not available to the public.

Unlike certain digital assets, which are not able to be recovered if a holder’s private key is lost or stolen, if a Certificate holder’s private key is lost or stolen, the Certificate holder should promptly contact FCC in writing by email at support@figuremarkets.com and include in such report (i) the Certificate holder’s name, (ii) key identifying information of such Certificate holder and his or her wallet and blockchain account, and (iii) information on whether Certificates or a wallet has been lost or suspected to be stolen. Upon receipt of such written notification, FCC will take appropriate action such as investigating the issue and, if appropriate, verifying the Certificate holder’s legitimate ownership of Certificates or verifying the occurrence of the loss alleged in the Certificate holder’s report. FCC may isolate the particular Certificates in the wallet in question, cancel such Certificates, re-authenticate a new wallet per FCC’s approval procedures, and/or reissue the amount and kind of applicable Certificates to the Certificate holder’s new wallet. To the extent any Certificates are revoked by FCC, they will either be taken out of circulation or burned. Neither FCC nor any of its affiliates will be liable to any Certificate holder for Certificate losses that cannot be recovered.

FCC and the Transfer Agent will use the approved blockchains as a source of information in the case of a disputed transaction, including in the case of alleged fraud or theft. In such case, investors may engage with FCC and/or the Transfer Agent to resolve the dispute and to update the relevant blockchain to reflect any changes resulting from the dispute resolution process. Although the blockchain record cannot be changed, FCC is able to issue new Certificates, and FCC and the Transfer Agent are able to block blockchain wallets if a transaction is made in error or if a private key has been lost or stolen, or if Certificates are transferred erroneously or impermissibly. Any necessary adjustments made by FCC or the Transfer Agent will be separately recorded on the blockchain through subsequent transactions.

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Multi-Chain Support And Network Suitability Framework

FCC currently uses the Provenance Blockchain as the primary public blockchain and purchasers of Certificates may initially hold their wallets on the Provenance Blockchain. However, FCC may also use the Solana, Stellar, Avalanche, Sui and other suitable blockchains for accounts upon request. Please contact the Transfer Agent at support@figuremarkets.com to determine your ability to hold Certificates on a blockchain other than an approved blockchain and the availability of the other blockchain. Approval to hold your Certificates on a blockchain other than an approved blockchain is subject to the sole discretion of FCC and its Transfer Agent. For more information regarding suitability criteria for the available blockchain networks, see “Blockchain Network Suitability Framework.”

In the event of an authorized transfer from one approved blockchain to another approved blockchain, the transfer can be accomplished through the “burning” or “vaulting” of Certificates recorded on one blockchain and the “minting” of Certificates on the other blockchain. For example, assuming 100 Certificates are initially recorded on the Provenance Blockchain and a subsequent request to transfer the 100 Certificates from the Provenance Blockchain to Solana is approved, the Provenance Blockchain record would initially reflect the ownership of 100 Certificates and ultimately a burning or vaulting of 100 Certificates upon successful transfer, and the Solana blockchain record would reflect the minting and delivery of 100 Certificates. In such a situation, no new Certificates are created on the official record of Certificate ownership; rather, record ownership of Certificates is merely transferred from one blockchain to another.

The suitability of a blockchain network is determined by the Transfer Agent using a framework that specifies minimum acceptable standards for public blockchains used by FCC. The Transfer Agent’s blockchain network suitability framework is described in greater detail in the section “Suitability for Blockchain Networks” and includes certain key standards such as redundancy qualities, continuous uptime, block time, and transaction fees. The Transfer Agent may migrate away from a blockchain network used by FCC if the blockchain network fails to meet the key standards of the Transfer Agent’s suitability framework for sustained periods of time.

Blockchain Network Transaction Fees

Public blockchain networks require the payment of certain transaction fees to validate a transaction on the applicable network. These fees, which will vary from network to network, are typically paid in the native digital asset for the operation of the blockchain network. Such transaction fees are intended to protect the blockchain networks from frivolous or malicious computational tasks. Transaction fees will be the responsibility of FCC or its affiliates, and Certificate holders will not be required to purchase any native digital asset to transact on the applicable network; provided, however, that any transfer to or from a non-approved wallet will be invalid and any such transaction fees or digital asset purchase requirement will be the responsibility of the parties to the invalid transaction.

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Suitability Of Blockchain Networks

The suitability of the blockchain networks (and underlying blockchain ledgers) on which the Certificates rely on could decline due to a variety of causes, adversely affecting the functionality of the Certificates and an investment in the Certificates.

Blockchain networks are based on software protocols that govern the peer-to-peer interactions between computers connected to these networks. The suitability of a blockchain network for the functionality of the Certificates depends upon a variety of factors, including, but not limited to:

1. The effectiveness of the informal groups of (often uncompensated) developers contributing to the protocols that underlie the blockchain network;

2. Effectiveness of the validators and the blockchain network’s consensus mechanisms to effectively secure the blockchain network against confirmation of invalid transactions;

3. The continued participation of a number of trusted validators;

4. The lack of collusion between trusted validators;

5. Disputes among the developers or validators of the blockchain network;

6. Changes in the consensus or validation scheme that underlies the blockchain network;

7. The failure of cybersecurity controls or security breaches of the blockchain network;

8. The inability of validators to reach consensus and the consequential halting of transaction verification on the blockchain network;

9. The existence of undiscovered technical flaws in the blockchain network;

10. The development of new or existing hardware or software tools or mechanisms that could negatively impact the functionality of the systems;

11. The price of the digital assets associated with the blockchain network;

12. The cost of transaction fees to use the blockchain network;

13. Intellectual property rights-based or other claims against the blockchain network’s participants;

14. The continued adoption of the blockchain network; and

15. The maturity of the computer software programming software development kit (“SDK”) used in connection with the blockchain network.

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Blockchain Network Suitability Framework

FCC’s Transfer Agent has implemented a blockchain network suitability framework for selecting blockchain networks for FCC that specifies minimum acceptable standards that are designed to ensure that Certificate purchasers and holders do not experience materially different service levels on different blockchain networks. The following table shows the key criteria and threshold requirements used by the transfer agent when selecting blockchain networks.

Criterion	Minimum Acceptable Standard and Definition
Redundancy Qualities
● Number of full nodes online	10 minimum: How many node instances the network is spread across. This is a measure of data and processing redundancy.
● Distinct operating environment locations	3 minimum: How many different geographic locations the network is spread across. This is a measure of disaster resilience and redundancy.
Third party code audit	FCC’s Transfer Agent requires a qualified and reputable third party to audit and optimize all smart contract code developed to mint, burn, or monitor ylds (programmable blockchains only).
Reliability Qualities
● Mean Time Between Failures (MTBF) ● Uptime	Over the past five quarters (15 months) and as applied to consensus failures, not interface failures for which other highly available instances exist. ● 2400 hours MTBF minimum ● 99% uptime minimum
Operational Characteristics
● Testnet Availability	Required. A Testnet is a separate instance of the blockchain used for development and testing purposes that contains mocked up test data only and is not referenced as the source of truth for any token.
● Node Ops Data	Ability to run at least one validator instance containing full history since advent of transfer agent usage.
● Multi-Sig Capable	Required. Multi-Sig is the support of multiple private keys being used to sign a valid transaction, allowing secure separation of those keys to take place.
Account (Public Key) Parallelization	Required. This is the ability for single transaction to be formed that affects many accounts (associated to public keys in various relationships) at once.
Fee Token	Which native digital asset token is used to pay transaction fees (often called gas fees) to record data on the blockchain. All fees associated with the use of public blockchain networks will be the responsibility of FCC or its affiliates.
Effective Operating Cost per Transaction*

The U.S. Dollar equivalent cost of a business level transaction performed by the Transfer Agent (e.g., a distribution, a purchase, a surrender, a transfer). This could entail multiple underlying operations on the blockchain in question depending on its design.

For investors with smaller account sizes this cost is ideally as low as possible, whereas investors with larger accounts are compatible with higher cost networks.

Static costs per Account per year	<= $1 How much it costs to maintain data associated with a public key on the blockchain.
Controls
● Clawback/ Administrative Balance Control	Required

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The following tables show how each blockchain network used by FCC meets the minimum acceptable standard for each criterion under the Transfer Agent’s blockchain network suitability framework as of the date of this prospectus. These metrics and features may change from time to time and will be monitored by FCC’s Transfer Agent to ensure each blockchain continues to meet the minimum acceptable standards.

Criterion	Provenance	Solana	Stellar	Avalanche	Sui
Analytics	https://provenance.io/ pulse/ and https://explorer. provenance.io/dashboard	https://explorer.solana.com	https://stellarbeat.io	https://subnets.avax.network	https://suiscan.xyz/mainnet/home
Redundancy Qualities
● Number of full nodes online	98	4579	38	1728	392
● Distinct operating environment locations	9 (see https://observatory.zone /provenance/validators)	520	12	10	13
Third party code audit	Informal Systems	Neodyme	n/a	Trail of Bits, Ancilia	Halborn, Zellic, OtterSec, Blaize.Security, Certora, MoveBit, and zkSecurity
Reliability Qualities
● Mean Time Between Failures (MTBF)	∞	10795 hours	∞	5397 hours	∞
● Uptime	100%	● 99.954% ● 298 minutes downtime ● 1 event	100%	● 99.958% ● 274 minutes downtime ● 2 events	100% uptime since its mainnet launch
Operational Characteristics
● Testnet Availability	Yes	Yes	Yes	Yes	Yes
● Node Ops Data	Full history	Full history	Full history	Full history	Full nodes require significant disk space for blockchain history and index files when serving RPC requests
● Consensus Method	Proof-of-Stake based on CometBFT((formerly known as Tendermint Core) as its consensus engine	Proof-of-Stake + Proof-of-History	Stellar Consensus Protocol Proof-of-Agreement (PBFT based)	Avalanche Consensus Protocol	Delegated Proof-of-Stake (DPoS) with Mysticeti consensus protocol achieving 390 millisecond finality
● Multi-Sig Capable	Yes, using cosmos-sdk multisig accounts	Native method	Native method	EIP-191 + EIP-712	Supports Multisig signatures
● Block Time	Targeted to be 3.5s on mainnet, current average for last 100 blocks on mainnet as of writing this was 4.42s. instant finality	0.4 seconds	5 seconds	2 seconds	0.24 seconds
Account (Public Key) Parallelization	No	Yes	Yes	Yes	Yes
Signature Algo	ECDSA secp256k1	EdDSA ed25519	EdDSA ed25519	ECDSA secp256k1	Ed25519 Pure, ECDSA Secp256k1, ECDSA Secp256r1, Multisig, and zkLogin
Fee Token	HASH	SOL	XLM	AVAX	SUI
Effective Operating Cost per Transaction*	$0.003 Assuming Bank send to be the most common tx (0.16023717 hash at price of $0.019)	$0.000782	$0.000006	$0.35	$0.00285294 (Avg. 0.002797 SUI at a price of $1.02)
Static costs per Account per year	$0	$0.25	$0.50	$0	Storage costs are paid upfront in perpetuity with 99% rebateable upon deletion
Minimum Initial Client AUM	N/A	N/A	N/A	N/A	N/A

Controls
Permission Control	Approved list	Access list Exclude list Rate limits	Bidirectional Trustlines	Approved list	Can only be used by owners through private signature keys, with smart contract logic
● Clawback/Administrative Balance Control	Provenance custom modules	Permanent delegate authority on Smart contract	Clawback flag	Smart contract	Only addresses with access to specific capability objects can perform administrative functions

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Native Digital Assets Of Blockchain Networks

Hash (HASH): HASH has a circulating supply of approximately 20,127,168,371 tokens with a maximum supply of 100,000,000,000 tokens. HASH is used to pay for transaction fees on the Provenance Blockchain.

Solana (SOL): SOL has a circulating supply of 465 million with a total supply of 606 million tokens. Total supply inflates from staking rewards which is currently at 5.1% and declining 15% per annum with a 1.5% minimum. All transaction fees are paid in SOL and a percentage of fees are burned (currently 50%).

Stellar (XLM): XLM has a circulating supply of 29.1 billion tokens with a maximum supply of 50.0 billion tokens. XLM is used to pay for transaction fees on the Stellar blockchain.

Avalanche (AVAX): AVAX has a circulating supply of 393.9 million tokens with a total supply of 443.2 million tokens. The maximum supply of AVAX is 720 million tokens. Total supply increases by staking rewards at 5% rate. All transaction fees on the Avalanche network are paid in AVAX and are burned.

SUI (SUI): SUI has a circulating supply of approximately 3.6 billion tokens, with a maximum and total supply of 10 billion tokens. SUI is used to pay for transaction fees on the SUI blockchain.

Certificate Use Cases

Certificates are intended to be used for investment. In this regard, FCC expects purchasers of the Figure Installment Certificates to be interested in an instrument that provides yield backed by highly-liquid, investment-grade assets that can be held in a digital format. FCC expects purchasers of the Figure Transferable Certificates to be interested in an instrument that provides yield backed by highly-liquid, investment-grade assets that can be held in a digital format, liquidated on short notice, and used in peer-to-peer and ATS transactions.

In addition, the Figure Transferable Certificates may be used in the following ways:

●	As a so-called stablecoin alternative. Certificate holders may use the Figure Transferable Certificates as an alternative to currently available so-called stablecoins that do not offer any yield, are not regulated under the Investment Company Act, and are in bearer form.

●	As a settlement mechanism similar to a settlement currency. Certificate holders may use the Figure Transferable Certificates to settle securities transactions on registered ATSs, including Figure Securities, Inc.’s ATS, which operates on the Provenance Blockchain. Certificate holders also may use Figure Transferable Certificates to settle non-security digital asset transactions on digital asset trading platforms, including FMHI’s digital asset trading platform, which also operates on the Provenance Blockchain. Note, however, that Figure Transferable Certificates do not have the attributes of real currency, including legal tender status.

●	As a payment rail. Certificate holders may use Figure Transferable Certificates to make peer-to-peer payments to one another, as an alternative to other currently available payment systems.

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Role of FCC’s Transfer Agent

Records of issuances and transactions are viewable on approved blockchains, and record ownership of the Certificates is reflected on the records of the Transfer Agent. The Transfer Agent is regulated by the SEC. The Transfer Agent’s records constitute the official Certificate holder records of FCC and govern the record ownership of Certificates in all circumstances.

The Transfer Agent is also responsible for ensuring that each potential transferee of record ownership of the Certificates in a peer-to-peer or ATS transaction has established an FCC account on the books and records of FCC. Since the Transfer Agent is required to authorize all proposed transfers of the Certificates in a peer-to-peer or ATS transaction, if a potential transferee of record ownership is not approved on FCC’s records, the potential transfer of Certificates will be unauthorized and may be reversed by the Transfer Agent. For more information about the costs and risks of effecting transactions using approved blockchains, see “The Certificates are Digital Asset Securities” and “Digital Asset Risks.”

Anti-Money Laundering/Know Your Customer

Potential Certificate holders must establish approved wallets with FCC prior to purchasing Certificates, whether directly from FCC or in a peer-to-peer or ATS transaction. In order to be approved, each potential Certificate holder must have completed FCC’s Anti-Money Laundering/Know Your Customer (“AML/KYC”) process including documentation required for a Certificate holder to establish an approved account with FCC (see “Anti-Money Laundering/Know Your Customer” and “Purchasing Certificates”).

As part of FCC’s effort to prevent money laundering and terrorist financing, FCC has delegated the administration of AML/KYC policies and procedures to Figure Payments Corporation, the “AML/KYC Service Provider.” Each potential investor must pass AML/KYC review by the AML/KYC Service Provider before being approved by FCC to open an FCC account and before the potential investor being approved to receive any Figure Certificates. The AML/KYC Service Provider requires a detailed verification of a current or potential Certificate holder’s identity, any beneficial owner underlying the account and the source of the payment for Certificates in connection with such program. By successfully completing this process an investor will be approved for opening an FCC account and holding Certificates.

FCC’s board of directors (the “Board” or the “directors”), FCC, or its delegate reserves the right to request such information as is necessary to verify the identity of a current or potential Certificate holder, including documents to verify identity or contemporaneous photographic evidence, and the underlying beneficial owner of a current or potential Certificate holder’s Certificates. Once the identity of a current or potential Certificate holder is verified, the AML/KYC Service Provider will investigate such current or potential Certificate holder’s compliance with applicable AML/KYC laws. In the event of delay or failure by the Certificate holder to produce any information required for verification purposes by the AML/KYC Service Provider, FCC may refuse to accept or delay the acceptance of payment for the Certificates and/or may require the repurchase of any such Certificate holder’s Figure Certificates. FCC also may suspend the payment of repurchase proceeds or, in the case of a peer-to-peer or ATS transaction, payment of accrued interest to a Certificate holder if FCC reasonably deems it necessary to do so to comply with applicable AML/KYC laws or the laws, regulations, or executive orders administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or other laws or regulations by any person in any relevant jurisdiction. FCC may take one or more of the foregoing actions through the Transfer Agent or the AML/KYC Service Provider.

Each current or potential Certificate holder shall be required to make such representations to the Transfer Agent, AML/KYC Service Provider, or FCC as FCC shall require in connection with FCC’s AML/KYC and OFAC programs, including, without limitation, representations that the current or potential Certificate holder (or any person controlling or controlled by the current or potential Certificate holder; if the current or potential Certificate holder is a privately-held entity, any person having a beneficial interest in the current or potential Certificate holder; or any person for whom the current or potential Certificate holder is acting as agent or nominee in connection with the investment) is not (i) an individual or entity named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the U.S. government and the government(s) of any jurisdiction(s) in which FCC is doing business, including the List of Specially Designated Nationals and Blocked Persons administered by OFAC as such list may be amended from time to time; (ii) an individual or entity otherwise prohibited by the OFAC sanctions programs; or (iii) a current or former senior foreign political figure or politically exposed person, or an immediate family member or close associate of such an individual. Further, such current or potential Certificate holder must represent that it is not a prohibited foreign shell bank. Such current or potential Certificate holder will also be required to represent that amounts contributed by it to FCC were not directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including, without limitation, any applicable anti-money laundering laws and regulations.

Each current or potential Certificate holder must agree to notify FCC promptly in writing should it become aware of any change in the information set forth in its representations. All current and potential Certificate holders are advised that, by law, FCC may be obligated to “block” (i.e., freeze) the account of such Certificate holder, either by prohibiting additional investments from the Certificate holder, declining to repurchase Certificates from the Certificate holder, suspending the payment of repurchase proceeds, or, in the case of a peer-to-peer or ATS transaction, accrued interest payable to the Certificate holder, or segregating the assets in the Certificate holder’s account in compliance with governmental regulations. FCC, the AML/KYC Service Provider, and/or the Transfer Agent may also be required to report such action and to disclose the Certificate holder’s identity to OFAC or other applicable governmental and regulatory authorities. If any block on the account or suspension occurs, the Certificate holder’s account will be removed from FCC’s approved accounts. FCC may take one or more of the foregoing actions through the Transfer Agent or the AML/KYC Service Provider.

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About FCC’s Control Person and Affiliates

Figure Technologies, Inc. (“FTI”), a financial technology company founded in 2018, directed the formation of FCC. FTI and its personnel were involved in the initial development of the Provenance Blockchain, through which transactions in Figure Certificates will be facilitated. Specifically, FTI and its personnel, including its Chief Executive Officer, Michael Cagney, were primarily responsible for the development and launch of the Provenance Blockchain. FCC authorized and issued all of its common stock, par value of $0.0001 per share, to FTI in exchange for $250,000.

In 2024, FTI underwent a corporate restructure and was replaced by separate entities, including Figure Technology Solutions, Inc. (“FTS”) and Figure Markets Holding Inc. (“FMHI”). Pursuant to the restructure, FTI became a limited liability company and a wholly-owned subsidiary of FMHI called Figure Technologies, LLC. FMHI indirectly, through its wholly-owned subsidiary, owns all of the equity of FCC, comprised of 1,000 shares of common stock.

In August 2025, FTS and FMHI recombined their businesses through a series of transactions. As a result of this recombination, FMHI became a wholly-owned subsidiary of FTS. Subsequently, on September 12, 2025, FTS completed its initial public offering.

In addition to FCC, FMHI has several subsidiaries, several of which will provide a variety of services that impact the Figure Certificates:

●	Figure Investment Advisors, LLC provides investment advisory services to FCC.
●	Figure Equity Solutions, Inc. provides transfer agency and administrative services to FCC.
●	Figure Payments Corporation provides AML/KYC services to FCC.

FCC will use the Provenance Blockchain Foundation, an entity that is not affiliated with it, as a gas fee service provider. In that role, the Provenance Blockchain Foundation will facilitate gas fee payments in connection with transactions in Certificates between approved wallets.

Neither FCC nor any of its affiliates presently participate, or expect to participate, in the development and maintenance of the Provenance Blockchain.

See “Service Providers” for additional information about the above FCC affiliates and the Provenance Blockchain Foundation.

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Conflicts of Interest

FCC may be subject to conflicts of interest involving its affiliates, including the Transfer Agent, and FCC may enter into relationships with other affiliates, some of which may give rise to potential conflicts of interest. FCC implements policies as necessary or appropriate to address such potential conflicts. Further, FCC’s affiliates have substantial incentives to see FCC succeed, and merely because an actual or potential conflict of interest exists does not mean that it will be acted upon to the detriment of FCC.

Purchasing Certificates

Important: When you open an FCC account, you must provide your correct Taxpayer Identification Number (TIN), which is your Social Security Number, Individual Taxpayer Identification Number, or Employer Identification Number. See “Taxes on Earnings and Withdrawals.”

Investors may initiate a purchase of Certificates directly from FCC by completing an account application available through FCC’s web platform at https://www.ylds.com. The account application must be completed electronically and submitted electronically directly to FCC. FCC will not accept account applications via mail, overnight delivery, facsimile or other similar means of delivery. Investors seeking to purchase Certificates must use an electronic “wallet.” Wallets are software applications developed by third parties, including formerly by FTI, which store a wallet holder’s public and private keys. FCC does not currently have a proprietary wallet for use with Certificates. Rather, third-party developed wallets compatible with Certificates may be available as a web-based application, mobile application, desktop application, web browser plugin, or on a hardware-based device. An investor may obtain a wallet independently or FCC will facilitate the acquisition of a wallet. The private key associated with the wallet is held by the investor in self-custody unless the investor chooses to use a custodian to custody their private key. An investor can access their wallet (using a distinct private key) on an approved blockchain to initiate a transaction. An investor’s FCC account is represented by its wallet.

Wallets that are established on an approved blockchain, successfully screened by the AML/KYC Service Provider, and that are approved by FCC may engage in approved Certificate transactions. In addition to the wallet developed by FTI, any CosmosSDK wallet should be compatible with the Provenance Blockchain. That said, there may be a limited number of compatible wallets at any given time. FCC has not entered into any agreements or arrangements with any of its affiliates to promote FTI’s wallet. Neither the wallet developed by FTI nor any other CosmosSDK wallet provider presently charges fees for the use of their wallets.

Upon receipt of the completed account application, FCC will share the account application with the AML/KYC Service Provider, which, in compliance with the USA Patriot Act of 2001, will verify certain information on the account application as part of FCC’s AML/KYC program. As requested on the application, investors must supply full name, date of birth, social security number, ID, email, phone number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may email support@figuremarkets.com for additional assistance when completing an application. If the AML/KYC Service Provider does not have a reasonable belief of the identity of an investor, FCC will reject the account or if the investor is already a Certificate holder, the Certificate holder will not be approved to perform a transaction on the account until additional information is received. FCC reserves the right to close such an account within five business days if clarifying information and documentation is not received. If the AML/KYC Service Provider establishes a reasonable belief of the identity of an investor, FCC will approve the investor’s account, or if the investor is already a Certificate holder, the Certificate holder will be approved to perform the requested transaction on the account. Potential or current Certificate holders must be approved by FCC prior to purchasing Certificates, whether directly from FCC or in a peer-to-peer or ATS transaction.

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Purchasing Directly From FCC

Figure Certificates can be purchased directly from FCC through the Figure online portal (via its wallet interface) in two ways: (1) by wire or (2) by ACH; or through your account at Figure Payments Corporation.

Online Portal

The online portal is accessible at: https://www.ylds.com/. Follow the directions on the online portal to complete your purchase.

By Wire

FCC reserves the right to reject wires sent without prior notice. FCC’s receipt of funds will be treated as the time of investment. You may send funds to FCC using the account and routing information provided by FCC after account opening.

By ACH

Investors may send funds to FCC through ACH. FCC’s receipt of funds will be treated as the time of investment. You may send funds to FCC through ACH by using the account and routing information provided by FCC after account opening.

Through Your Account at Figure Payments Corporation

You may send funds to FCC from your stored value Figure Payments Corporations’ account by directing Figure Payments Corporation to send the purchased amount (denominated in dollars) to FCC.

Peer-to-Peer and ATS Transactions

Figure Transferable Certificates can be transferred in peer-to-peer and ATS transactions within any approved blockchain network or between any two approved blockchain networks. Peer-to-peer transactions include unintermediated transfers of Figure Transferable Certificates between two approved wallets, whether on or off of an organized trading system and therefore include transfers that may occur on certain non-security digital asset trading platforms. ATS transactions are those that occur on an ATS registered with the SEC.

A complete record of peer-to-peer and ATS transactions is viewable on the blockchain due to being recorded by the Transfer Agent’s blockchain-integrated recordkeeping system. Records of peer-to-peer and ATS transactions are viewable on the blockchain, and such record and beneficial ownership of the Figure Transferable Certificates is maintained as records of the Transfer Agent. The Transfer Agent’s records constitute the official Figure Transferable Certificate holder records and govern the record ownership of Figure Transferable Certificates in all circumstances.

Before transferring Certificates, the transferor and the potential transferee must each have an active, approved wallet registered with FCC’s Transfer Agent on any approved blockchain network. The transferor’s request to transfer Certificates will be processed immediately and completed upon transaction confirmation on the relevant blockchain. Peer-to-peer transfers of Certificates can occur at any time on any given day, including outside of FCC’s normal business hours.

Peer-to-peer and ATS transactions will occur on-chain and will occur at the face amount of a Figure Transferable Certificate ($0.01/Certificate). There is no minimum number of Figure Transferable Certificates that can be transferred in a peer-to-peer or ATS transaction, and individual participants in peer-to-peer and ATS transactions can specify the number of Figure Transferable Certificates that will transfer. Using blockchain for peer-to-peer and ATS transactions is relatively new and untested in the registered investment company market. FCC therefore anticipates that there will initially be low or no volume in peer-to-peer and ATS transactions for Figure Transferable Certificates. Only those wallets that are established on an approved blockchain and that successfully complete the AML/KYC process through the AML/KYC Service Provider and are approved by FCC are approved to transfer Figure Transferable Certificates to other wallets, which must be similarly established and approved to hold the Figure Transferable Certificates (i.e., have completed AML/KYC). Further, parties seeking a peer-to-peer transaction must become aware of counterparties on their own, because FCC will not be involved in helping parties find counterparties.

Blockchain network(s) on which a peer-to-peer transfer is recorded may impose transaction fees to validate the transaction on the blockchain. These fees are typically paid in the native digital asset for the operation of the blockchain network. See “Native Digital Assets of Blockchain Networks.” Gas fees are collected by the nodes that validate the blockchain network and is intended to protect the blockchain from frivolous or malicious computational tasks. Investors that purchase Certificates from FCC, submit Certificates to FCC for surrender, or initiate peer-to-peer or ATS transactions in Certificates between approved wallets will not have to pay any gas fees required by approved blockchain networks. All gas fees involving the Certificates will be paid by FCC, using the services of the Provenance Blockchain Foundation as a gas fee service provider.

FCC’s Adviser may pay, waive, or rebate some or all of its advisory fee to intermediaries such as digital asset trading platforms or other third-party platforms that facilitate/integrate Figure Transferable Certificate adoption for their customers.

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Withdrawal (Surrender)

You may request a withdrawal by surrendering your Certificate at any time. Surrenders of Certificates will be processed within 24 hours, but may take longer depending on congestion on the relevant approved blockchain or other technological reasons. Payment of surrender proceeds may be made in U.S. dollars by wire transfer or ACH, which may take 5 days. Payments can also be made through your stored value account at Figure Payments Corporation.

You may request a withdrawal through the Figure online portal (via its wallet interface) in two ways: (1) by wire or (2) by ACH; or through your account at Figure Payments Corporation.

Online Portal

The online portal is accessible at: https://www.ylds.com/. Follow the directions on the online portal to complete the surrender of your Certificate(s).

By Wire

You may request a return of your surrender proceeds via wire through the online portal.

By ACH

You may request a return of your surrender proceeds via ACH through the online portal.

Through Your Account at Figure Payments Corporation

You may request a return of surrender proceeds by directing Figure Payments Corporation to send the proceeds from the stored value account to your external bank account.

For More Information

For information on purchases, peer-to-peer transfers, ATS transfers, withdrawals, proper instructions, and other service questions regarding your Certificate, please contact us at the following email address: support@figuremarkets.com.

How Your Money is Used and Protected

Backed by FCC’s Assets

FCC backs its Certificates by investing the money received and keeping the invested assets on deposit with one or more custodians. The investments generate interest and dividends, out of which FCC pays:

●	interest to Certificate owners; and

●	various expenses, including taxes, fees to its affiliates for advisory and other services, gas fees, distribution fees, selling agent fees to selling agents, custody fees, transfer agent fees, and gas fee service provider fees.

Taxes on Earnings and Withdrawals

The following is a general description of the federal income tax consequences of holding Certificates. This description applies to cash-method individual taxpayers holding a Certificate in a taxable account. Individual tax circumstances vary. The following does not address the full tax consequences of ownership of a Certificate through an IRA, 401(k) or other tax qualified retirement plan account, does not address the taxation of Certificates under state, municipal, or foreign law, and does not cover all tax consequences arising from the ownership of a Certificate. It is possible that changes in tax laws or interpretations thereof may result in changes to the taxation of Certificates or tax reporting requirements for Certificates. The tax consequences described in this prospectus are based on the issuer’s interpretation of current law, based on the assumption that Certificates should be subject to taxation in a manner similar to comparable financial products. The issuer has not received an IRS ruling or an opinion of counsel verifying the tax consequences described herein. As always, before purchasing a Certificate, you should consult your own tax advisor as to all tax consequences of the purchase, ownership, and disposition of Certificates.

Except to the extent otherwise stated below, this section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Certificate that is for U.S. federal income tax purposes a citizen or individual resident of the United States.

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Taxation of Certificates

The Internal Revenue Code of 1986, as amended, (the “Code”) and Treasury Regulations do not specifically address the taxation of financial products with all of the unique features of the Certificates. The following summary of the relevant rules is the expected interpretation of the tax rules that could apply to these Certificates, and we will apply these rules to the Certificates.

It is expected, and the discussion below assumes, that the Certificates will qualify as “variable rate debt instruments.”

All stated interest on a Certificate will constitute qualified stated interest and will be taxable accordingly (as described below).

A Certificate will generally not be treated as issued with original issue discount (“OID”) unless it is issued at an issue price below its face amount and the difference between the issue price and face amount is equal to or greater than a specified de minimis amount. OID must be accrued and taxed annually as interest income. We expect and intend that each Certificate will be issued for a price equal to its face amount, including in the case of Figure Installment Certificates, where the initial face amount will be equal to the initial price and upon the holder making an installment payment, the face amount will increase by the amount of the installment payment per Certificate. Therefore, we expect, and the discussion below assumes, that the OID accrual rules will not apply to the Certificates.

A U.S. Holder of Certificates (including a cash-basis taxpayer) generally will be required to include interest on the Certificates when such interest is credited to such Certificate holder’s Certificates, regardless of whether or when such interest is paid in cash, due to the rights each Certificate holder has to surrender Certificates and receive proceeds in U.S. dollars and to receive monthly interest payments in cash at the option of such Certificate holder.

Your decision to allow the reinvestment of interest payments in additional Figure Transferable Certificates, to add interest payments to the principal amount of your Figure Installment Certificates, or to forgo surrendering your Certificates in exchange for cash generally will not affect the timing of your recognition (for income tax purposes) of interest on Certificates. As a result, you may recognize taxable income in excess of the cash interest paid with respect to the Certificates. You may be required to fund tax liabilities with respect to the Certificates by timely redeeming or selling Certificates or with cash from sources unrelated to the Certificates.

A Certificate’s basis is generally increased as accrued interest is taken into account as taxable income by its holder and decreased as payments of interest or principal are made in cash.

Certain high-income individuals (as well as estates and trusts) are subject to a 3.8% net investment income surtax. For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds certain threshold amounts or (2) the taxpayer’s “net investment income.” For this purpose, net investment income includes interest on Certificates.

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Peer-to-Peer and ATS Transfers

Any transfer of a Figure Transferable Certificate in a peer-to-peer or ATS transaction generally will result in a sale or exchange of the Figure Transferable Certificate for income tax purposes. In a sale or exchange of a Figure Transferable Certificate, you generally will recognize capital gain or loss equal to the difference between the amount realized by you (other than amounts, if any, attributable to accrued but unpaid interest which has not yet been taken into account by you as taxable income) and your basis in the Figure Transferable Certificate. The amount realized by you will include the amount of any cash and the fair market value of any other property you receive. The portion of any amount realized that is attributable to accrued but unpaid interest which has not yet been taken into account by you as taxable income will be taxed as ordinary interest income as described above. The gain or loss recognized by you on the disposition of the Figure Transferable Certificate generally will be long-term capital gain or loss if the holder has held the Figure Transferable Certificate for more than one year, or short-term capital gain or loss if the holder held the Figure Transferable Certificate for one year or less, at the time of the transaction. The deductibility of capital losses is subject to limitations. Parties to peer-to-peer and ATS transfers of Figure Transferable Certificates should consult their own tax advisors to understand the tax ramifications of any such transactions.

Tax Reporting

Each calendar year we provide the Certificate owners and the IRS with reports of all interest of $10 and above credited or accrued to Certificate owners’ accounts on Form 1099-INT, Interest Income. Withdrawals are reported to Certificate owners and the IRS on Form 1099-DA, Proceeds from Broker and Barter Exchange Transactions, because a surrender of a Certificate is treated as a sale of a security. The adjusted basis of a Certificate will be reported to Certificate owners and the IRS on Form 1099-DA. The tax reporting for interest income on a Certificate may vary by product.

Foreign Investors

U.S. law requires withholding and reporting on certain transactions on accounts owned by foreign investors, including nonresident aliens and foreign entities. The IRS requires that these investors certify non-U.S. status and, if applicable, treaty eligibility, by completing one of the Forms W-8, available at www.irs.gov. Foreign investors must provide us with one of the Forms W-8. Failure to provide Form W-8 may result in backup withholding on interest, OID, withdrawals, and redemptions. Other rules will require additional reporting for foreign entities, such as foreign financial institutions.

Interest on your Certificate is “portfolio interest” as defined in Section 871(h) of the Code. Portfolio interest received by a nonresident individual or a foreign corporation from sources within the United States is generally not subject to U.S. tax. Even though your interest income may not be taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person’s U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.

Under the Foreign Account Tax Compliance Act (“FATCA”), Sections 1471 to 1474 of the Code, and Treasury Regulations, a withholding agent may be required to withhold 30% of distributions to (i) a foreign financial institution (including non-U.S. investment funds) unless such foreign financial institution agrees to verify, report, and disclose certain of its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address, and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specific requirements.

The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments of a type which can produce U.S. source interest or dividends. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization, and the discussion above assumes the proposed regulations will be finalized in their proposed form with retroactive effect.

Your TIN and Backup Withholding

As with any financial account you open, as a U.S. taxpayer (including a U.S. citizen, resident alien, and sometimes a U.S. entity), you must list your correct TIN, which is generally your Social Security Number, Individual TIN, or Employer Identification Number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don’t provide and certify the correct TIN, you could be subject to backup withholding or FATCA withholding as a presumed foreign entity. You could also be subject to backup withholding because you failed to report interest on your tax return as required. You could also be subject to IRS penalties, such as:

●	a $50 penalty for each failure to supply your correct TIN;

●	a civil penalty of $500 if you make a false statement that results in no backup withholding; and

●	criminal penalties for falsifying information.

If you are not a U.S. taxpayer, you must provide the appropriate IRS Form W-8 to certify your non-U.S. status. There are various Forms W-8 for different types of taxpayers, including Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals).

For details on TIN requirements or for forms to certify your U.S. or non-U.S. status, ask your financial advisor or contact the FCC office. You also may obtain Form W-9, Request for Taxpayer Identification Number and Certification, or Form W-8 on the internet at irs.gov.

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Retirement Accounts

If Certificates are held in an IRA or other qualified plan account, certain income tax rules apply to withdrawals.

Income Tax Withholding. When you take a distribution from an IRA, 10% of the amount must be withheld for federal income taxes, unless you elect not to have the tax withholding apply. When you take a distribution from a qualified plan account, such as a 401(k), 20% of the amount must be withheld for federal income taxes unless the distribution is directly rolled over to another qualified plan or IRA. Distributions that are not eligible to be rolled over, such as required minimum distributions, are not subject to 20% mandatory withholding but may be subject to the 10% withholding described above.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a foreign investor.

Tax Penalties. In general, distributions from IRAs and other qualified plan accounts are also subject to a 10% premature distribution penalty tax unless the distribution is made after age 59 1⁄2 or to your beneficiaries following your death, or you are disabled. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA. The Certificates may not be available for all types of retirement accounts.

Use of Proceeds

FCC’s business activities consist entirely of the issuance and servicing of the Certificates and the investment of the proceeds received from the sale of its Certificates in securities and other assets. The profitability of FCC’s operations is determined by the difference between (1) the amount of FCC’s earnings on its investment portfolio and (2) the sum of its liabilities (e.g., payment of face amount of outstanding Certificates) and its expenses (e.g., the interest it agrees to pay, taxes, and its investment and operating expenses, such as, but not limited to, investment advisory fees, brokerage costs, gas fees, custodial expenses, disinterested director fees, and distribution fees).

Investment Policies

Figure Investment Advisors, LLC serves as FCC’s investment adviser and invests the assets in FCC’s portfolio in accordance with FCC’s investment policy and applicable law. The following policies currently govern the Adviser’s investment decisions.

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INVESTMENT COMPANY ACT REQUIREMENTS

Reserves

The Investment Company Act requires FCC to maintain a portion of the payments that FCC receives in connection with sales of the Certificates as reserves. The purpose of these reserves is to ensure that FCC has enough assets to meet its obligations under the Certificates. This obligation includes not only amounts due at maturity but also upon surrender prior to maturity. The Investment Company Act also requires that reserves are invested in investments of a kind that District of Columbia life insurance companies can invest in or hold (“Qualified Investments”). In addition, the Investment Company Act prohibits FCC from declaring or paying dividends to our shareholders in excess of certain limits unless FCC meets its reserve requirements. FCC maintains all of its assets, including its reserves, with the one or more custodians. Requirements that apply to FCC’s reserves may not apply to assets that FCC holds in excess of its reserves (“Excess Assets”). FCC invests its reserves in accordance with the percentage limitations provided by the Code of the District of Columbia, including the general 3% diversification limitation as well as the limitations applicable to “medium grade” and “lower grade” investments.

Section 28 of the Investment Company Act sets the minimum amount out of certificate holders’ payments that a face-amount certificate company should set aside as reserves and the minimum amount that must be payable to a certificate holder upon surrender of a certificate. These minimums differ for installment-type certificates (such as the Figure Installment Certificates) and fully-paid certificates (such as the Figure Transferable Certificates). FCC posts its daily reserve ratios using both statutory and GAAP methodologies on its website at https://www.ylds.com/.

Statutory Minimum: Installment-Type Certificates

A face-amount certificate company must deposit reserves of: (1) at least 80% of the gross annual payments made by a certificate holder in the first three years of a certificate; (2) at least 90% of these payments for the 4th year of a certificate; (3) at least 93% of these payments for the 5th year of a certificate; and (4) at least 96% of these payments for all other years. However, the aggregate reserve payments must always amount to at least 93% of the aggregate gross annual payments that a certificate holder must make to obtain the maturity of a certificate. Generally, if the above requirements produce reserves (calculated by applying no more than a 3.5% annual interest rate, compounded annually) larger than the amounts necessary to provide the minimum maturity or face-amount of a certificate when due, then instead of applying an annual interest rate of up to 3.5% to the calculation, the company may lower the applied annual interest rate in multiples of 0.125% to equate the reserves with the maturity value of the certificates.

If a certificate is surrendered during the first year after purchase, the certificate holder shall be entitled to a value payable in cash at least equal to 80% of the amount of the gross annual payment required for such year, subject to the interest rate described above. If the certificate is surrendered after the first year but before maturity, the certificate holder is entitled to an amount payable in cash of not less than 93% of the gross annual payments made subject to the interest rate described above, or 15% of the amount of such reserve, whichever is the lesser, but in no event shall such value be less than 80% of the amount of such reserve.

Statutory Minimum: Fully-Paid Certificates

For each fully-paid certificate, the Investment Company Act generally requires that the amount of the reserves must at any time be at least equal to (1) such amount, when accumulated, at a rate not to exceed 3.5% per year, compounded annually, that will provide the amount payable when due and (2) such amount as shall have been credited to the account of each such certificate holder in the form of any credit, or any dividend, or any interest in addition to the minimum maturity amount specified in the certificate, plus any accumulations on any amount so credited, at a rate not exceeding 3.5% per year, compounded annually.

If a certificate is surrendered any time prior to maturity, the certificate holder is entitled to a value payable in cash of not less than the then amount of the reserves in the amount described above, or 15% of the amount of such reserve, whichever is the lesser.

Qualified Investments

The Investment Company Act requires that FCC’s reserves be held in cash or invested in investments that are Qualified Investments. Qualified Investments under the Code of the District of Columbia (the “DC Code”) include the investments listed below. The DC Code also limits investments in certain types of Qualified Investments, such that FCC expects the largest portion of its portfolio to be invested in “high grade” fixed-income securities. While FCC is permitted to invest its reserves in the Qualified Investments described below, FCC intends to invest substantially all of its reserves in short-term treasury securities and repurchase agreements involving treasury securities.

Valuation of FCC’S Assets

FCC generally is required to use amortized cost for the purpose of valuing its investments in connection with calculating its reserves, as required under Section 28 of the Investment Company Act. Amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount or reducing the carrying value if acquired at a premium, so that the carrying value is equal to the security’s maturity value on the maturity date. The amortized cost of an investment may not be equivalent to the market value of such investment. Therefore, if FCC sells investments, it may receive more or less than amortized cost. This deviation between amortized cost value and market value may result in less accurate financial forecasting by FCC and a possibility that the assets held by FCC may not be sufficient to meet FCC’s obligations at any given time. To address this risk, FCC maintains market valuations of all of its assets, alongside its required amortized cost valuations.

Excess Assets

The Investment Company Act does not restrict the investments a face-amount certificate company may hold as Excess Assets. FCC intends its Excess Assets to consist primarily of the same types of investments that comprise Qualified Investments.

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PERMISSIBLE INVESTMENTS

Fixed Income Securities

Fixed-income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or may be adjusted periodically. Investments in fixed income securities may include securities with variable and floating rates. In addition, the issuer of a fixed-income security must repay the principal amount of the security, normally within a specified time. Fixed-income securities provide more regular income than equity securities. However, the returns on fixed-income securities are limited and normally do not increase with the issuer’s earnings. This limits the potential appreciation of fixed-income securities as compared to equity securities. A security’s yield measures the annual income earned on a security as a percentage of its price. A security’s yield will increase or decrease depending upon whether it costs less (a “discount”) or more (a “premium”) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields. The following describes the types of fixed-income securities in which FCC may invest:

Corporate Debt Securities (A Type of Fixed-Income Security)

Corporate debt securities are fixed-income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. FCC may also purchase interests in bank loans to companies.

Commercial Paper (A Type of Corporate Debt Security)

Commercial paper is an issuer’s obligation with a maturity of less than nine months. Companies typically issue commercial paper to pay for current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. If the issuer cannot continue to obtain liquidity in this fashion, its commercial paper may default.

Demand Instruments (A Type of Corporate Debt Security)

Demand instruments are corporate debt securities that require the issuer or a third party, such as a dealer or bank (the “Demand Provider”), to repurchase the security for its face value upon demand. Some demand instruments are “conditional,” so that the occurrence of certain conditions relieves the Demand Provider of its obligation to repurchase the security. Other demand instruments are “unconditional,” so that there are no conditions under which the Demand Provider’s obligation to repurchase the security can terminate.

Bank Instruments (A Type of Fixed-Income Security)

Bank instruments are unsecured, interest-bearing deposits with banks. Bank instruments include, but are not limited to, bank accounts, time deposits, certificates of deposit and banker’s acceptances. Yankee instruments are denominated in U.S. dollars and issued by U.S. branches of foreign banks. Eurodollar instruments are denominated in U.S. dollars and issued by non-U.S. branches of U.S. or foreign banks. FCC will not invest in instruments of domestic and foreign banks and savings and loans unless they have capital, surplus and undivided profits of over $100,000,000, or if the principal amount of the instrument is insured by the Bank Insurance Fund or the Savings Association Insurance Fund which are administered by the Federal Deposit Insurance Corporation. These instruments may include Eurodollar Certificates of Deposit, Yankee Certificates of Deposit and Eurodollar Time Deposits.

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Asset-Backed Securities (A Type of Fixed-Income Security)

Asset-backed securities are payable from pools of obligations. Most asset-backed securities involve consumer or commercial debts with maturities of less than 10 years. However, almost any type of fixed-income assets (including other fixed-income securities) may be used to create an asset-backed security. Asset-backed securities may take the form of commercial paper, notes or pass-through certificates. Asset-backed securities have prepayment risks.

Government Securities (A Type of Fixed-Income Security)

Government securities are issued or guaranteed by a federal agency or instrumentality acting under federal authority. Some government securities, including those issued by Ginnie Mae, are supported by the full faith and credit of the United States and are guaranteed only as to the timely payment of interest and principal. Other government securities receive support through federal subsidies, loans or other benefits, but are not backed by the full faith and credit of the United States. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Freddie Mac and Fannie Mae in support of such obligations. Some government agency securities have no explicit financial support, and are supported only by the credit of the applicable agency, instrumentality or corporation. The U.S. government has provided financial support to Freddie Mac and Fannie Mae, but there is no assurance that it will support these or other agencies in the future. FCC treats mortgage-backed securities guaranteed by a federal agency or instrumentality as government securities. Although such a guarantee helps protect against credit risk, it does not eliminate it entirely or reduce other risks.

Treasury Securities (A Type of Fixed-Income Security)

Treasury securities are direct obligations of the federal government of the United States, including bills, notes and bonds. These securities may also be purchased on a “when-issued” basis.

Callable Securities (A Type of Fixed-Income Security)

Certain fixed-income securities in which FCC invests are callable at the option of the issuer. Callable securities are subject to call risks.

Municipal Securities (A Type of Fixed-Income Security)

Municipal securities are issued by states, counties, cities and other political subdivisions and authorities. Although many municipal securities are exempt from federal income tax, FCC may also invest in taxable municipal securities.

Foreign Securities

Foreign securities are securities of issuers based outside the United States. FCC considers an issuer to be based outside the United States if:

●	it is organized under the laws of, or has its principal office located in, another country;

●	the principal trading market for its securities is in another country; or

●	it (directly or through its consolidated subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue or profit from goods produced, services performed or sales made in another country.

Along with the risks normally associated with domestic securities of the same type, foreign securities are subject to risks of foreign investing.

Supranational Organization Obligations

Supranational organization obligations are debt securities of supranational organizations such as the European Investment Bank, the Inter-American Development Bank, or the World Bank, which are chartered to promote economic development.

Investing in Securities of Other Investment Companies

FCC may invest its assets in shares of other investment companies as an efficient means of implementing its investment strategies, managing its uninvested cash and/or other investment reasons consistent with FCC’s investment objective and investment strategies. These investments may include, to the extent permissible, shares of affiliated investment companies, such as affiliated money market funds. Other investment companies are managed independently of FCC and incur additional fees and/or expenses which would, therefore, be borne indirectly by FCC in connection with any such investment. These investments also can create conflicts of interest for the Adviser to FCC and the investment adviser to the acquired fund. For example, a conflict of interest can arise due to the possibility that the Adviser to FCC could make a decision to redeem FCC’s investment in the acquired fund. In the case of an investment in an affiliated fund, a conflict of interest can arise if, because of FCC’s investment in the acquired fund, the acquired fund is able to garner more assets, thereby growing the acquired fund and increasing the management fees received by the investment adviser to the acquired fund, which would either be the Adviser or an affiliate of the Adviser. However, the Adviser believes that the benefits and efficiencies of making any permissible investments in other investment companies should outweigh the potential additional fees and/or expenses and resulting conflicts of interest. Any additional fees and/or expenses associated with FCC’s investment in affiliated money market funds will be waived such that FCC’s shareholders will not be negatively impacted. FCC will be subject to the investment limitations provided by Section 12(d)(1) of the Investment Company Act and the rules thereunder with respect to investments in securities of other investment companies.

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PROHIBITED OR LIMITED INVESTMENTS

Real estate

FCC does not and does not intend to invest in real estate. FCC may invest in mortgage loans secured by real estate, so long as certain underwriting conditions are met.

Commodities

FCC does not and does not intend to purchase or sell commodities or commodity contracts.

Derivatives

FCC does not and does not intend to use derivatives, such as futures, options, and swaps, as a general matter. To the extent that FCC does use derivatives, it will be in order to hedge various investments or for risk management. FCC’s use of derivatives will not exceed the de minimis requirements of Rule 4.5 of the Commodity Futures Trading Commission. When these instruments are included in FCC’s reserves, FCC’s use also will be limited by the requirements of the provisions of the Code of the District of Columbia that apply to District of Columbia life insurance companies. For additional information, see “Reserves.” FCC’s Adviser maintains policies and procedures reflecting these restrictions on derivatives use.

OTHER INVESTMENTS, TRANSACTIONS, TECHNIQUES

Additional Information Regarding the Security Selection Process

As part of analysis in its security selection process, among other factors, the Adviser may evaluate whether environmental, social and governance factors could have a positive or negative impact on the risk profiles of many issuers or guarantors in the universe of securities in which FCC may invest. The Adviser may also consider information derived from active engagements conducted by its in-house stewardship team with certain issuers or guarantors on environmental, social and governance topics. This qualitative analysis does not automatically result in including or excluding specific securities but may be used by the Adviser as an additional input in its primary analysis.

Credit Enhancement

FCC may invest in securities that have credit enhancement. Credit enhancement consists of an arrangement in which an entity agrees to pay amounts due on a fixed-income security if the issuer defaults. In some cases, the entity providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancement provider may have greater financial resources and liquidity than the issuer. For this reason, the Adviser may evaluate the credit risk of a fixed-income security based solely upon its credit enhancement. Common types of credit enhancement include guarantees, letters of credit, bond insurance and surety bonds. Credit enhancement also includes arrangements where securities or other liquid assets secure payment of a fixed-income security. If a default occurs, these assets may be sold and the proceeds paid to the security’s holders.

Either form of credit enhancement reduces credit risks by providing another source of payment for a fixed-income security. The Adviser evaluates credit enhancements based on its own credit assessment standards and analysis.

Repurchase Agreements

Repurchase agreements are transactions in which FCC buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting FCC’s return on the transaction. This return is unrelated to the interest rate on the underlying security. FCC will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser. FCC’s custodian will take possession of the securities subject to repurchase agreements. The Adviser or a custodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price. Repurchase agreements are subject to credit risks.

Borrowing money

FCC does not and does not intend to borrow money, although from time to time, FCC may establish a line of credit with banks if management believed borrowing is necessary or desirable. Any such indebtedness will be short-term in nature.

Underwriting

FCC does not and does not intend to engage in the public distribution of securities issued by others. However, if FCC purchases unregistered securities and later resells them, FCC may be considered an underwriter (selling securities for others) under federal securities laws.

Lending securities

FCC does not and does not intend to lend its securities.

Concentration and Portfolio Turnover

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

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FCC’s Service Providers

In connection with FCC’s business of issuing and distributing Certificates and managing the assets that back the Certificates, it utilizes a number of service providers. FCC has entered into agreements with several entities, many of which are affiliated with FCC, to provide asset management and administrative services, distribution, transfer agent services, anti-money laundering/know-your- customer services, and custody.

Investment Adviser

Under the Investment Advisory Agreement, Figure Investment Advisors, LLC acts as our investment adviser and is responsible for:

●	making specific investment recommendations, and

●	executing purchase and sale orders according to our policy of seeking to obtain the best price and execution.

All these activities are subject to direction and control by our Board and officers. Our agreement with the Adviser requires annual renewal by our board, including a majority of directors who are not interested persons of the Adviser or FCC, as determined under the Investment Company Act.

For its services, FCC pays the Adviser 0.10% on assets under management.

Net invested assets are determined using Generally Accepted Accounting Principles (GAAP) and include the following items:

●	cash and cash equivalents;

●	accounts receivable for interest and dividends and securities sold;

●	accounts payables for invested assets purchased;

●	securities available for sale (including any segregated assets);

●	trading securities;

●	purchased equity index options;

●	written equity index options; and

●	mortgages.

Bank loans and accounts receivable for incoming purchases of Certificates are deducted from total assets to arrive at net invested assets. In addition to the monthly management fee based on net invested assets, the Adviser also receives a fee for managing and servicing bank loans. That fee is 0.20% of the book value of the bank loans, paid on an annual basis.

The advisory fee is not paid out of reserves.

Transfer Agent

Under the Transfer Agency Agreement, Figure Equity Solutions, Inc., maintains Certificate owner accounts and records. FCC pays Figure Equity Solutions, Inc. a monthly fee of $5,000 for this service.

Administrator

Figure Equity Solutions, Inc. provides administrative services. FCC pays Figure Equity Solutions a monthly fee equal to the costs incurred by the administrator in providing such administrative services.

Gas Fee Service Provider

Pursuant to an agreement with FCC (the “Gas Fee Services Agreement”), Provenance Blockchain Foundation facilitates FCC’s payment of gas fees incurred in connection with Certificate transactions. As the gas fee service provider, Provenance Blockchain Foundation pays, on behalf of FCC, all gas fees for investor Certificate transactions on approved blockchains between approved wallets. FCC will make payments in U.S. dollars to Provenance Blockchain Foundation for gas fees incurred for investor transactions upon receipt of invoices from Provenance Blockchain Foundation. FCC will not pay Provenance Blockchain Foundation from assets held as reserves. See “Reserves.” FCC’s payment in U.S. dollars to the Provenance Blockchain Foundation will be calculated based on the market value of the relevant native digital asset, the value of which fluctuates, at the time gas fees are incurred in connection with Certificate transactions. Provenance Blockchain Foundation will use native digital assets, or other approved currencies, to pay for Certificate transaction gas fees on approved blockchains and will be subsequently reimbursed by FCC for such fees.

AML/KYC Service Provider

Under the AML/KYC Service Provider Agreement, Figure Payments Corporation conducts anti-money laundering and know-your-customer reviews on all Certificate investors as set forth in FCC’s Anti-Money Laundering/Know Your Customer Program. FCC pays Figure Payments Corporation a $2.00 fee per review for this service.

Custodian

Under the Custody Agreement, UMB holds FCC’s assets in custody for the benefit of FCC. FCC pays fees based on the assets held for FCC with an annual minimum of $18,000 as well as per transaction charges for certain types of transactions and out-of-pocket expenses. The net assets fee is 1.00 basis point for the first $250 million in assets, 0.50 basis point for the next $250 million in assets and 0.40 basis point for assets over $500 million. The agreement authorizes UMB to enter into subcustodial arrangements with other banks.

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Directors and Officers

The nomination and selection of the independent directors, directors who are not “interested persons” of FCC as defined in the Investment Company Act, is committed to the discretion of the incumbent independent directors. The full slate of directors is then submitted to FCC’s sole shareholder, a wholly-owned subsidiary of FMHI called Figure Technologies, LLC. The sole shareholder elects the board of directors that oversees FCC’s operations.

Experience and Qualifications

The following is a summary of the experience, qualifications, attributes and skills of each director that were among the criteria that led to the conclusion that each director possesses the appropriate qualifications to serve as a director in light of FCC’s business and structure.

Independent Board Members

Name, address, age	Position held with FCC and length of service	Principal occupations during past five years	Other directorships	Committee memberships
Kanwarpal Singh Bindra 650 California St. Suite 200, San Francisco, CA Born 1964	Director, since 2024	● Chief Executive Officer, Trulioo Inc. ● Chief Operations Officer and Chief Product Officer, Nuvei Inc. ● Chief Product Officer, FIS	None	None
Sara Wardell-Smith 650 California St. Suite 200, San Francisco, CA Born 1971	Director, since 2024	● Head of N.A. Business Solutions, Visa Inc.	● Bridge National Trust Bank ● R&T Deposit Solutions ● C1 Fund ● Axos Financial	None
Donald H. Putnam 650 California St. Suite 200, San Francisco, CA Born 1952	Director, since 2024	Managing Partner, Grail Partners LLC	● Avalon Holdings	None

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Board Member Affiliated with Figure Certificate Company*

Name, address, age	Position held with FCC and length of service	Principal occupations during past five years	Other directorships	Committee memberships
Michael S. Cagney 650 California St. Suite 200, San Francisco, CA Born 1971	Chair of the board of directors, since 2024

●    Chief Executive Officer, Figure Certificate Company

●    Chief Executive Officer, Figure Markets Holdings, Inc.

●    President, Figure REIT, Inc.

●    Chief Executive Officer, Figure Technologies, LLC

●    Chief Executive Officer and President, Figure Lending Corp.

			Figure Technology Solutions, Inc. and various subsidiaries	None

June Ou 650 California St. Suite 200, San Francisco, CA Born 1965	● Corporate Secretary ● Director, since 2024	● President and Chief Operating Officer, Figure Technologies, LLC ● President, Figure Markets, Inc.	Figure Technology Solutions, Inc.	None

*Interested person by reason of being an officer, director and/or employee of Figure Certificate Company or its affiliates.

Family Relationships

Mr. Cagney and Ms. Ou are husband and wife. There are no other family relationships among any of our executive officers or directors.

Board Structure and Oversight

FCC’s Board manages the business affairs of FCC. The directors establish policies and review and approve contracts and their continuance. The directors regularly request and/or receive reports from the Adviser, FCC’s other service providers, and FCC’s Chief Compliance Officer (“CCO”). The Board is comprised of five directors, three of whom are independent directors. FCC’s day-to-day operations are managed by its officers, the Adviser, and FCC’s other service providers.

The Board is responsible for monitoring FCC’s accounting policies, financial reporting and internal control system, monitoring the work of FCC’s accountants and providing an open avenue of communication among the independent auditors, FCC’s management, and the Board. The Board may form an Audit Committee in the future which will be responsible for these functions.

The Board meets periodically throughout the year to review FCC’s activities, including, among others, valuation matters and compliance with regulatory requirements, and to review contractual arrangements with service providers.

On at least a quarterly basis, the Board meets with FCC’s CCO to discuss issues related to portfolio compliance and, on at least an annual basis, receives a report from the CCO regarding the effectiveness of FCC’s compliance program. In addition, the Board receives reports from the Adviser on the investments and securities trading of FCC, as well as reports on reserve levels. The Board also receives reports from FCC’s primary service providers on a periodic or regular basis, including the Adviser as well as FCC’s Custodian, Administrator, Gas Fee Service Provider, AML/KYC Service Provider, and Transfer Agent.

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Officers

Name, address, age	Position held with FCC and length of service
Michael Tannenbaum, 650 California St. Suite 200, San Francisco, CA, Born 1988	CEO, since 2026
June Ou, 650 California St. Suite 200, San Francisco, CA, Born 1965	Corporate Secretary, since 2024
Macrina Kgil, 650 California St. Suite 200, San Francisco, CA, Born 1975	Treasurer, since 2026
Jason Rives, 650 California St. Suite 200, San Francisco, CA, Born 1976	Chief Compliance Officer, since 2024

Compensation

Directors

Each director who is not an interested person of FCC receives an annual retainer of $25,000 for serving on the Board, an annual retainer of $5,000 for serving on one or more committees of the Board, and a $0 fee for each regular or special Board meeting he or she attends. The directors also receive reimbursement for their expenses incurred in attending any meeting of the Board.

Officers

All of our current named executive officers are at-will employees and set forth below is a summary of the current terms of their compensatory arrangements.

Each officer receives an annual salary along with a discretionary bonus and equity compensation. The officers also receive reimbursement for their expenses incurred in connection with their employment.

Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling FCC, FCC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Legal Matters

The validity of the issuance of the Certificates offered hereby has been passed upon for Figure Certificate Company by Allen Overy Shearman Sterling US LLP, New York, New York.

Experts

The balance sheets of Figure Certificate Company as of December 31, 2025 and 2024, including the schedules of investments, as of December 31, 2025 and 2024, the related statements of operations, changes in stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2025, and the related notes, incorporated into this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports therein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Documents by Reference

To the extent and only to the extent that any statement in a document incorporated by reference into this prospectus is modified or superseded by a statement in this prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this prospectus. The Annual Report on Form 10-K for the year ended December 31, 2025 previously filed by FCC with the SEC under the Securities Exchange Act of 1934 is incorporated by reference into this prospectus.

FCC will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your request.

Available Information

This prospectus is part of a registration statement we file with the SEC. Additional information on FCC and Figure Certificates is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, information incorporated by reference is available on the EDGAR Database on the SEC’s internet site at http://www.sec.gov.

Quick telephone reference

888 851 4883    Figure Certificate Company Customer service

Figure Certificate Company

650 California Street, Suite 200

San Francisco, CA 94108

Website address: https://www.ylds.com

Registration No. 333-275154

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item Number

Item 13. Other Expenses of Issuance and Distribution.

Expenses in connection with the issuances and distribution of the Certificates are to be borne by the registrant. There are currently no other expenses in connection with the issuance and distribution of the Certificates not already reflected in this registration statement other than gas fees. The estimated monthly gas fees are 0.05%-0.07% of net invested assets.

Item 14. Indemnification of Directors and Officers.

The By-Laws of Figure Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or was or is serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

Various agreements that Figure Certificate Company has entered or will enter into contain provisions for the indemnification of Figure Certificate Company’s officers and directors to the extent permitted by applicable law. These agreements have been filed as exhibits to this Registration Statement, and are hereby incorporated by reference into this Item 14 to the extent necessary.

Item 15. Recent Sales of Unregistered Securities.

The disclosure set forth under the heading “Ownership of FCC’s Voting Securities” in the Prospectus contained herein is hereby incorporated by reference in response to this Item 15. Figure Certificate Company issued the shares described therein in reliance upon the exemption set forth in Section 4(a)(2) of the Securities Act of 1933 for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

1(a)	Not Applicable

2	Not Applicable.

3(a)	Certificate of Incorporation of Figure Certificate Company, dated April 13, 2023, incorporated by reference to Amendment No. 4 to Form S-1 Registration Statement, filed on December 20, 2024, Accession No. 0000947871-24-001020.

3(b)	By-Laws of Figure Certificate Company, incorporated by reference to Amendment No. 4 to Form S-1 Registration Statement, filed on December 20, 2024, Accession No. 0000947871-24-001020.

4(i)	Amendment No. 2 to Description of Registrant's Securities, incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement, filed on March 31, 2026, Accession No. 0001493152-26-014358.

5	An opinion and consent of counsel as to the legality of the securities being registered, incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement, filed on March 31, 2026, Accession No. 0001493152-26-014358.

6	through 9 None.

10(a)	Amendment No. 2 to Investment Advisory Agreement between Figure Certificate Company and Figure Investment Advisors, LLC, incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement, filed on March 31, 2026, Accession No. 0001493152-26-014358.

10(b)	Form of Administration and Fund Accounting Agreement between Figure Certificate Company and Figure Equity Solutions, Inc, incorporated by reference to Amendment No. 4 to Form S-1 Registration Statement, filed on December 20, 2024, Accession No. 0000947871-24-001020.

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10(c)	Form of Custodial Agreement between Figure Certificate Company and UMB Bank N.A., incorporated by reference to Amendment No. 4 to Form S-1 Registration Statement, filed on December 20, 2024, Accession No. 0000947871-24-001020.

10(d)	Form of Custodial Agreement between Figure Certificate Company and Flagstar Bank, N.A., incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement, filed on March 31, 2026, Accession No. 0001493152-26-014358.

10(e)	Form of Transfer Agent Agreement between Figure Certificate Company and Figure Equity Solutions, Inc, incorporated by reference to Amendment No. 4 to Form S-1 Registration Statement, filed on December 20, 2024, Accession No. 0000947871-24-001020.

10(f)	Form of AML/KYC Service Provider Agreement between Figure Certificate Company and Figure Payments Corporation, incorporated by reference to Amendment No. 4 to Form S-1 Registration Statement, filed on December 20, 2024, Accession No. 0000947871-24-001020.

10(g)	Reserved.

10(h)	Amendment No. 1 to Form of Gas Fees Service Provider Agreement, between Figure Certificate Company and Provenance Blockchain Foundation, incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement, filed on May 7, 2025, Accession No. 0000947871-25-000458.

10(i)	Form of Intercompany Reimbursement Agreement between Figure Markets Holdings, Inc. and Figure Certificate Company, incorporated by reference to Amendment No.2 to Form S-1 Registration Statement, filed on June 3, 2024, Accession No. 0000947871-24-000557.

10(j)	Figure Technology Solutions, Inc., financial support commitment letter, dated December 31, 2025, incorporated by reference to Form 10-K, filed on March 20, 2026, Accession No. 0001974395-26-000006.

11	through 13 None

14(a)	Joint Rule 17j-1 Code of Ethics for Figure Certificate Company and Figure Investment Advisors, LLC effective January 21, 2025, incorporated by reference to Amendment No. 6 to Form S-1 Registration Statement, filed on February 18, 2025, Accession No. 0000947871-25-000192.

15	through 22 None

23	Consent of Independent Registered Public Accounting Firm (KPMG LLP), incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement, filed on March 31, 2026, Accession No. 0001493152-26-014358

24	Directors’ Power of Attorney, dated February 7, 2026, incorporated by reference to Form 10-K, filed on March 20, 2026, Accession No. 0001974395-26-000006.

25	through 27 None.

(b)	Financial Statements

The financial statements and schedules for Figure Certificate Company filed electronically on March 20, 2026 with Figure Certificate Company’s 2025 Annual Report filed on Form 10-K are incorporated by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 17, 2026.

FIGURE CERTIFICATE COMPANY

By:	/s/ Michael Tannenbaum
Michael Tannenbaum Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 17, 2026.

Signature	Capacity

/s/ Michael Tannenbaum	Chief Executive Officer
Michael Tannenbaum	(Principal Executive Officer)

/s/ June Ou	Corporate Secretary and Director
June Ou	(Principal Corporate Secretary)

/s/ Macrina Kgil	Treasurer
Macrina Kgil	(Principal Financial and Accounting Officer)

/s/ Jason Rives	Chief Compliance Officer
Jason Rives	(Principal Compliance Officer)

/s/ Michael S. Cagney	Director
Michael S. Cagney*

/s/ Sara Wardell-Smith	Director
Sara Wardell-Smith*

/s/ Kanwarpal Bindra	Director
Kanwarpal Bindra*

/s/ Donald Putnam	Director
Donald Putnam*

*	Signed pursuant to Directors’ Power of Attorney, dated February 7, 2026, filed electronically as Exhibit 24.

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